================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM SB-2


                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                               WENTWORTH III, INC.
                 (Name of Small Business Issuer in its Charter)

     Delaware                           6770                     84-1588927

 (State or Other               (Primary Standard              (I.R.S. Employer
 Jurisdiction of             Industrial Classification       Identification No.)
 Incorporation or                  Code Number)
  Organization)

        650 So. Cherry Street, Suite 420, Denver, CO 80246 (303) 320-1870
        (Address and Telephone Number of Principal Executive Offices and
                          Principal Place of Business)

                          Spencer I. Browne, Secretary
        650 So. Cherry Street, Suite 420, Denver, CO 80246 (303) 320-1870
            (Name, Address and Telephone Number of Agent for Service)
 ==============================================================================

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
================================================================================

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                         CALCULATION OF REGISTRATION FEE

No registration fee is due on a reconfirmation offer under Rule 419.

                                   PROSPECTUS

                               Wentworth III, Inc.
             50,000 shares of common stock, par value $.01 per share
                              RECONFIRMATION OFFER

     This prospectus relates to the reconfirmation offering required by Rule 419 promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933.


     The reconfirmation offering concerns the 50,000 shares of our common stock, par value $.01 per share which we sold in our initial public offering which was completed in November 2002.


     We entered into a Securities Exchange Agreement with Whitco Company, L.L.P. ("Whitco") in February 2003. Pursuant to the terms of the agreement, we have agreed to exchange with Whitco all of its issued and outstanding partnership units, and options to purchase partnership units, for authorized but unissued shares of common stock aggregating not less than 80% of our issued and outstanding capital stock. Currently, it is anticipated that holders of Whitco units will receive 2,991,368 shares of common stock and holders of Whitco options will receive options to purchase 808,632 shares of common stock, or an aggregate of 3,800,000 shares and options to purchase common stock, on the basis of 3,350.47217 shares of common stock for each unit of Whitco owned or option held. The options represent options issued to key employees of Whitco from June 2000 through December 31, 2002. The options are converted on the same basis as the common stock. The exercise price, on a converted basis, is $0.30/share for 350,125 shares and $0.86 for 458,507 shares. Our current shareholders will continue to own 200,000 shares of common stock, assuming that all of the investors in the IPO reconfirm their investment, and an additional 200,000 shares will be issued to Keating Investments, LLC as a fee in connection with the securities exchange with Whitco. We are aware that Whitco intends to reorganize itself as a limited partnership and assign its rights under the agreement to that limited partnership. For purposes of this prospectus, the term Whitco will apply to both the current limited liability partnership and the proposed limited partnership.

     As a result of the transaction, Whitco will become a wholly-owned subsidiary of Wentworth.


     This reconfirmation prospectus is being furnished to you, as the investors in the IPO, so you may consider whether or not to reconfirm your investment as a result of our entering into the agreement. The proceeds from our IPO have been placed into escrow and may only be released to us if investors holding at least two-thirds of the common stock purchased in the IPO reconfirm their investment in their respective shares. We must receive within 45 days from the date of this prospectus, written confirmations from at least two-thirds in interest of the investors in the IPO. The IPO proceeds will be released to us upon receipt of these written reconfirmations. The IPO proceeds, together with accrued interest, will be returned to those IPO investors who do not provide us with written confirmation within the confirmation period or if the reconfirmation offer is not accepted by at least two-thirds in interest of the IPO investors.


     As of the date of this reconfirmation offering, there has been no public market for our common stock and we cannot assure you that an active trading market will exist after the proposed exchange is completed, or otherwise.


     THIS RECONFIRMATION OFFERING INVOLVES A HIGH DEGREE OF RISK AND AN IMMEDIATE AND SUBSTANTIAL DILUTION IN YOUR INVESTMENT. ONLY THOSE PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT SHOULD RECONFIRM THEIR INVESTMENT IN THE SHARES. SEE "RISK FACTORS" COMMENCING ON PAGE 5 HEREOF.


     The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is June __, 2003


                                TABLE OF CONTENTS
                                                                            Page

RECONFIRMATION PROSPECTUS SUMMARY..............................................1
         Our Company...........................................................1
         Corporate Information.................................................1
         Our Initial Public Offering and Rule 419..............................1
         Our Proposed Acquisition..............................................2
         The Reconfirmation Offering...........................................2
         Whitco Company L.L.P..................................................2
         Outstanding Securities................................................2
         Accounting Treatment..................................................3
         Certain Income Tax Consequences.......................................3
         Summary Financial Information.........................................3

RISK FACTORS...................................................................5
         Risks Relating to the Proposed Acquisition............................7
         Risk Factors Affecting Whitco's Business Operations.................. 9

FORWARD-LOOKING STATEMENTS.....................................................12

YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER SEC RULE 419......................13

RECONFIRMATION LETTER..........................................................14

TERMS OF RECONFIRMATION OFFERING...............................................14

THE EXCHANGE AGREEMENT ........................................................15

DILUTION AND OTHER COMPARATIVE PER SHARE DATA..................................15

DIVIDEND POLICY................................................................17

CAPITALIZATION.................................................................17

USE OF PROCEEDS............................................................... 18

PLAN OF OPERATION............................................................. 19

THE SECURITIES EXCHANGE AGREEMENT............................................. 19

BUSINESS OF WHITCO COMPANY LLP................................................ 20
         Overview ............................................................ 20
         Products and Services................................................ 21
         Design, Manufacturing and Distribution............................... 22
         Employees  .......................................................... 22
         Business Strategy.................................................... 22
         Competition.......................................................... 23
         History.............................................................. 23
         Management Experience................................................ 23
         Legal Proceedings.................................................... 24
         Seasonality.......................................................... 24
         Properties........................................................... 25

WHITCO COMPANY L.L.P. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS......................................... 25
         Results of Operations................................................ 25
         Liquidity and Capital Resources...................................... 29
         Impact of Recently Issued Accounting Pronouncements.................. 30

WENTWORTH III, INC. MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND PLAN OF OPERATION........................... 31
         Business............................................................. 31
         Plan of Operation.................................................... 31

MANAGEMENT.................................................................... 33
         Executive Officers and Directors..................................... 33
         Management Following Whitco Transaction ............................. 35
         Other Blank Check Offerings.......................................... 35
         Executive Compensation............................................... 36
         Certain Relationships and Related Transactions....................... 36
         Property............................................................. 37
         Limitation on Liability and Indemnification Matters.................. 37
         Conflict of Interest Policy.......................................... 38


PRINCIPAL STOCKHOLDERS........................................................38

DESCRIPTION OF SECURITIES.....................................................40
         General  ............................................................40
         Common Stock.........................................................40
         Preferred Stock......................................................40
         State Blue Sky Information...........................................41
         Transfer  Agent  ....................................................41

PLAN OF DISTRIBUTION..........................................................41

CERTAIN MARKET INFORMATION....................................................41

SHARES ELIGIBLE FOR FUTURE SALE...............................................42

ADDITIONAL INFORMATION........................................................43

LEGAL PROCEEDINGS.............................................................43

EXPERTS  .....................................................................43

INDEX TO FINANCIAL STATEMENTS.................................................44


                   -------------------------------------------

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is intended to offer no securities other than the common stock. This prospectus may be used only where it is legal to offer and sell these securities. The information in this prospectus may be accurate on the date of this document only.


                   ------------------------------------------
                                        v

                        RECONFIRMATION PROSPECTUS SUMMARY

This is a summary of the information contained in this reconfirmation prospectus. You should carefully read the entire prospectus, including the "Risk Factors" section, to fully understand our proposed business operations, the reconfirmation offering being made under this prospectus and the risks associated with an investment in our securities.

Our Company

     We were organized as a Delaware corporation on March 7, 2001 as a "blank check" company for the purpose of creating a corporate vehicle to seek, investigate and, if the investigation warrants, acquire one or more interests in business opportunities presented to us by persons or firms who or which desire to employ our funding in their businesses or to seek the perceived advantages of a publicly-held corporation.

Corporate Information

     Our offices are currently located at 650 So. Cherry Street, Suite 420, Denver, CO 80246. Our telephone number is (303) 320-1870.

Our Initial Public Offering and Rule 419

     We completed our initial public offering in November 2002. We sold a total of 50,000 shares of common stock at a price of $1.00 per share. All of the shares were sold for our benefit and there were no selling stockholders in the IPO.


     The $50,000 proceeds of the IPO, less 10% which was disbursed to us for expenses, were placed into escrow in accordance with Rule 419 promulgated by the U.S. Securities and Exchange Commission (the "SEC" or "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Rule 419 requires us, as a "blank check" company, to hold the proceeds from our IPO, less 10% for payment of expenses incurred in connection with the IPO, in escrow pending the earlier of the (a) expiration of an eighteen month period commencing on the date on which the registration statement for our IPO was originally declared effective or (b) reconfirmation by at least two-thirds in interest of the investors in our IPO of their respective purchases in the IPO following receipt by these investors of a prospectus containing required information and disclosures concerning, among other matters, the results of the IPO and our proposed acquisition of one or more businesses or assets that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum proceeds to be received from the IPO.

Our Proposed Acquisition

     We entered into a Securities Exchange Agreement with Whitco Company, L.L.P. ("Whitco") in February 2003. Under the agreement, we have the right to exchange authorized but unissued common stock aggregating not less than 80% of our issued and outstanding common stock for all of the issued and outstanding partnership units, and all options to purchase partnership units, of Whitco, subject to specified conditions and terms set forth in the agreement. The exchange will be structured as an exchange of equity. The consideration to be paid by us in acquiring the partnership units, and options to purchase partnership units, of Whitco will consist of our issuance of 2,991,368 shares of common stock and options to purchase 808,632 shares of common stock. We are aware that Whitco intends to reorganize itself as a limited partnership and assign its rights under the agreement to that limited partnership. For purposes of this prospectus, the term Whitco will apply to both the current limited liability partnership and the proposed limited partnership.

The Reconfirmation Offering


     This prospectus is to serve as the means by which we are soliciting the investors in our IPO to reconfirm their respective purchases of common stock in the IPO. We must receive, by no later than 45 days from the date of this prospectus, written confirmations from all investors in the IPO. The IPO proceeds will be released to us upon receipt of these written reconfirmations. IPO proceeds, together with accrued interest, will be returned to those individual IPO investors who either do not provide us with written confirmation within the confirmation period or who provide us with written confirmation they wish to rescind their purchase of common stock in the IPO. The IPO proceeds, together with accrued interest, will be returned to all IPO investors if the reconfirmation offer is not accepted by at least two-thirds in interest of the IPO investors.


Whitco Company, L.L.P.

     Whitco is a nationwide marketer and distributor of steel and aluminum outdoor lighting poles and related accessories. Founded in 1969, Whitco generates revenue through the sale of poles directly to original equipment manufacturers (OEM's) and indirectly to other third parties through its sales representatives.

Outstanding Securities


     We set forth below a summary of our equity ownership both before the IPO and after giving effect to the completion of our proposed securities exchange with Whitco, as well as other information concerning the securities sold in our IPO. We have assumed, for the purposes of this summary, that all of the investors in the IPO will reconfirm their respective purchases of common stock.


Shares of common stock outstanding immediately prior to the IPO.................          150,000
Shares of common stock sold in the IPO..........................................           50,000
Shares of common stock issued after the IPO.....................................                0
Shares to be issued in connection with our acquisition of Whitco................        2,991,368
Shares to be issued as a fee in connection with the acquisition of Whitco.......          200,000
                                                                                    --------------
Shares to be outstanding after our acquisition of Whitco.......................         3,391,368

Use of proceeds from our IPO..............................    Payment of deferred offering costs of IPO.

Accounting Treatment

         The proposed exchange will be treated, for accounting purposes, as a reverse acquisition which results in the recapitalization of Whitco in as much as it is deemed to be the acquiring entity. Whitco will be treated as the acquirer for accounting purposes because the former partners of Whitco will receive a larger portion of the common stockholder interests and voting rights than those retained by our stockholders immediately prior to completion of the acquisition.

Certain Income Tax Consequences

     The acquisition is intended to qualify as a "tax-free reorganization" for purposes of the United States federal income tax laws. As such, our stockholders, as well as the holders of partnership units and options to purchase partnership units of Whitco, who are subject to United States income tax will not recognize gain or loss upon the closing of the acquisition transaction. The acquisition also is not intended to result in the recognition of gain or loss to either us or Whitco in the respective jurisdictions where we and they are subject to taxation. NO OPINION OF COUNSEL, NOR ANY RULING FROM THE INTERNAL REVENUE SERVICE, HAS BEEN OBTAINED IN CONNECTION WITH THE PUBLICATION OF THE FOREGOING INCOME TAX CONSEQUENCES. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTANTS AND TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION TRANSACTION TO YOU.


                          SUMMARY FINANCIAL INFORMATION


Wentworth III
-------------

         The table below contains certain summary historical financial data of Wentworth III. The historical financial data for the period ended December 31, 2002, has been derived from our audited financial statements which are contained in this prospectus. The information should be read in conjunction with those financial statements and notes, and other financial information included in this prospectus.


                                                                                     From
                                      For the 3 Months Ended    For the Year Ended   March 7, 2001 to
                                      March 31, 2003            December 31, 2002    December 31, 2001
                                      --------------            -------------------  -----------------
Statement of Income Data:
  Net Sales                            $      -0-                $      -0-           $      -0-
  Net Income(Loss)                     $  (5,408)                $ (18,525)           $  (1,322)
  Net Gain (Loss) Per Share            $    (.03)                $    (.09)           $    (.01)
  Shares Outstanding                     200,000                   200,000              150,000

                                      As of March         As of December
                                         31, 2003               31, 2002
Balance Sheet Data
  Working Capital (Deficit)            $ (42,318)             $ (36,910)
  Total Assets                         $  45,681              $  47,125
  Long-Term Debt                       $    --                $       0
  Total Liabilities                    $  42,999              $  39,035
Total Shareholders' Equity             $   2,682              $   8,090


Whitco
------

     The table below contains certain summary historical and pro forma financial data of Whitco. Net income (loss) for purposes of this summary equals the historical net income (loss) adjusted for pro forma taxes, as if Whitco were a C-corporation for tax purposes. The historical and pro forma financial data for the year ended September 30, 2002 has been derived from our audited financial statements which are contained in this prospectus. The information should be read in conjunction with those financial statements and notes, and other financial information included in this prospectus.

                                                                                                                Six Months
                                                                                                                  Ended
                                  Nine months ended      Three months     Twelve months     Twelve months     March 31, 2003
                                  ended September 30,    ended December   ended December    Ended December   ------------------
                                  2002                   31, 2002         31, 2002          31, 2001           2003     2002
Statement of Income Data:
  Sales                           $10,243,036            $3,282,406       $13,525,442      $11,784,438       6,574,408 6,093,056
  Net Income (Loss)- Proforma     $89,672                $  (43,156)      $    46,516      $   198,531        (135,192)   64,693
  Net Income (Loss) Per Unit      $107.26                $   (51.62)      $     55.64      $    165,44         (151.39)    53.91
  Partnership Units Outstanding   836                    836              836                    1,200             893      1200


                                   As of                      As of March 31, 2003
                                   September 30, 2002
Balance Sheet Data
  Working Capital (Deficit)         ($146,978)                $ (404,785)
  Total Assets                     $6,275,218                 $6,509,457
  Long-Term Debt                   $1,838,571                 $1,414,106
  Total Liabilities                $5,137,720                 $5,207,635
Total Partners' Equity             $1,137,498                 $1,301,822


Whitco and Wentworth III
------------------------
Pro-forma Combined, Condensed Information
-----------------------------------------

     The pro forma information in the table below combines the balance sheet of Whitco and Wentworth III as of March 31, 2003 as if the acquisition was effective on March 31, 2003. The table also combines the statements of operations of Whitco and Wentworth III for 6 months ended March 31, 2003 and the twelve months ended December 31, 2002 as if the acquisition was effective at the beginning of each period presented. This information is not necessarily indicative of future operations or the actual results that would have occurred had the merger been at the beginning of each period presented. This pro forma information should be read in conjunction with the historical and pro forma financial statements included elsewhere in this document.


                                              March 31, 2003        December 31, 2002
----------------------------------------   --------------------   ---------------------
Statement of Income Data
----------------------------------------   --------------------   ---------------------
  Sales                                    $  6,574,408           $          13,525,442
----------------------------------------   --------------------   ---------------------
  Loss before pro forma taxes              $   (770,658)          $            (475,665)
----------------------------------------   --------------------   ---------------------
  Net Loss after pro forma taxes           $   (775,258)          $            (484,415)
----------------------------------------   --------------------   ---------------------
  Net Loss (after pro forma taxes)         $       (.23)          $                (.14)
  per share
----------------------------------------   --------------------   ---------------------


Balance Sheet Data
----------------------------------------   --------------------
  Working capital                          $   (567,103)
----------------------------------------   --------------------
  Total assets                             $  6,555,138
----------------------------------------   --------------------
  Long-term debt                           $  1,414,106
----------------------------------------   --------------------
  Total liabilities                        $  5,415,634
----------------------------------------   --------------------
  Stockholders' equity                     $  1,139,504
----------------------------------------   --------------------

                                        4

                                  RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks include those set forth below and elsewhere in this prospectus. You should not reconfirm your investment in the common stock you purchased in the IPO unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

WE USED AN ARBITRARY BASIS FOR DETERMINING THE OFFERING PRICE OF THE SHARES WHICH HAS NO CORRELATION TO THE VALUE OF WENTWORTH OR ANY OF ITS ASSETS WHICH MAY RESULT IN YOUR SHARES HAVING LESS VALUE THAN YOU PAID.

         The offering price of the shares had no relation to the value of our actual or proposed assets or other objective criteria of value, so you may not be able to judge whether or not you are likely to achieve a return on your investment. We arbitrarily determined the offering price of the shares and such price was not necessarily related to our net worth, assets, earnings, book value or any other objective financial statement criteria. Among the factors considered by us were our lack of operating history, estimates of our business potential, the proceeds to be raised by the IPO, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by stockholders prior to the IPO, our relative requirements and the current market conditions in the over-the-counter market. Accordingly, you should not consider the price you paid for your shares as any objective indication of our actual value. You are therefore bearing the risk that you are paying more for our shares than our common stock is objectively worth or valued by the public markets. This could result in an insufficient return, or even a loss, on your investment even if we successfully consummate the business combination with Whitco or any other business combination.

THERE COULD BE CONFLICTS OF INTEREST AMONG MANAGEMENT WHICH MAY BE ADVERSE TO YOUR INTERESTS.

     Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. While management would own only approximately four percent (4%)of our outstanding common stock after the transaction with Whitco is completed, in the event such transaction is not completed, management would continue to own seventy-five percent (75%), and would therefore continue to retain control. Currently, Kevin R. Keating, President, owns a total of 90,000 shares of common stock, comprising approximately 45% of the outstanding shares. Further, management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders. In addition, both Mr. Keating and Spencer I. Browne, who is our secretary and a director, are currently involved with other blank check offerings and conflicts may arise in the pursuit of business combinations with such other blank check companies with which Mr. Keating, Mr. Browne and other members of our management are, and may be in the future, affiliated. If we and the other blank check companies our officers and directors are affiliated with desire to take advantage of the same opportunity, those officers and directors affiliated with both companies would abstain from voting upon the opportunity. In the event of identical officers and directors, the company that first filed a registration statement with the SEC will be entitled to proceed with the proposed transaction.

MANAGEMENT CAN EXERCISE NEARLY COMPLETE CONTROL OF WENTWORTH, THEREBY CAUSING IT TO TAKE ACTIONS WHICH MAY NOT BE CONSISTENT WITH YOUR WISHES.

         Current management owns 75% of the issued and outstanding common stock. Given their large voting control, current management is in the position to elect all of the members of our board of directors and thereby control the policies of our company. Further, management controls a significant portion of the voting power of the common stock. As such, our management has substantial influence over our company, which influence may not necessarily be consistent with the interests of our other stockholders.

WE HAVE NO OPERATING HISTORY AND NO OPERATING BUSINESS SO THE VALUE OF YOUR INVESTMENT WILL BE BASED SUBSTANTIALLY ON ANY BUSINESS COMBINATION WE MAY SEEK.

         As we have no operating history or revenue and only minimal assets, there is a risk that, if the Whitco transaction is not consummated, we will be unable to continue as a going concern and consummate a business combination. We have had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. In the event the proposed transaction with Whitco is not consummated, we cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

WE MAY BE SUBJECT TO FURTHER GOVERNMENT REGULATION WHICH WOULD ADVERSELY AFFECT OUR OPERATIONS.

         Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission (the "SEC" or "Commission") as to our status under the Investment Company Act and, consequently, violation of the Act could subject us to material adverse consequences.

WE MAY NOT BE ABLE TO STRUCTURE OUR ACQUISITION TO RESULT IN TAX-FREE TREATMENT FOR THE COMPANIES OR THEIR SHAREHOLDERS OR PARTNERS, WHICH COULD DETER THIRD PARTIES FROM ENTERING INTO CERTAIN BUSINESS COMBINATIONS WITH US OR RESULT IN YOUR BEING TAXED ON CONSIDERATION RECEIVED IN A TRANSACTION.

         Currently, a transaction may be structured so as to result in tax-free treatment to both companies and all of its equity holders, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to Wentworth III, Whitco and all of their respective equity holders, or whomever is our eventual target entity, if any. However, we cannot guarantee the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on either or both parties to the transaction as well as their equity holders.

IF WE RAISE ADDITIONAL FUNDS THROUGH THE ISSUANCE OF OUR EQUITY SECURITIES, OR DETERMINE TO REGISTER THE COMMON STOCK GRANTED IN ANY BUSINESS COMBINATION, YOUR PERCENTAGE OWNERSHIP WILL BE REDUCED, YOU WILL EXPERIENCE DILUTION WHICH COULD SUBSTANTIALLY DIMINISH THE VALUE OF YOUR STOCK AND SUCH ISSUANCE MAY CONVEY RIGHTS, PREFERENCES OR PRIVILEGES SENIOR TO YOUR RIGHTS WHICH COULD SUBSTANTIALLY DIMINISH YOUR RIGHTS AND THE VALUE OF YOUR STOCK.

         One of the factors which generally affects the market price of publicly traded equity securities is the number of shares outstanding in relationship to assets, net worth, earnings or anticipated earnings. If a public market develops for our shares, or if we determine to register for sale to the public those shares of common stock granted in any business combination, a material amount of dilution can be expected to cause the market price of our common stock to decline. Furthermore, the public perception of future dilution can have the same effect even if the actual dilution does not occur.

         In order for us to obtain additional capital, we may find it necessary to issue securities conveying rights senior to those of the holders of Common Stock. Those rights may include voting rights, liquidation preferences and conversion rights. To the extent we convey senior rights, the value of our common stock can be expected to decline.

IF WE INCUR INDEBTEDNESS, WE MAY BECOME TOO HIGHLY LEVERAGED AND WOULD BE IN RISK OF DEFAULT.

         There is no contractual limit to the amount of debt we can take on, although we intend to follow a conservative debt policy. If our policy were to change or be eliminated due to unforeseen circumstances, we could become more highly leveraged, which could adversely affect our ability to meet our obligations and we would then be in risk of default, which could have a material adverse effect on our financial condition and business prospects.

IF WE DO NOT QUALIFY OUR SECURITIES IN STATES OTHER THAN COLORADO AND DELAWARE, YOUR RESALE OF ANY SHARES YOU ACQUIRED MAY BE LIMITED.

         We offered and sold the shares only in the State of Colorado. We believe the common stock will be eligible for sale on a secondary market basis in other states based upon applicable exemptions from that state's registration requirements; subject, in each case, to the exercise of the broad discretion and powers of the securities commission or other administrative bodies having jurisdiction in each state, and any changes in statutes and regulations which may occur after the date of this prospectus. However, the lack of registration in most states and the requirement of a seller to comply with the requirements of state blue sky laws in order for the seller to qualify for an applicable secondary market sale exemption may cause an adverse effect on the resale price of our securities, as well as the delay or inability of a holder of our securities to depose of such securities.

IF WE DO NOT CONSUMMATE THE BUSINESS COMBINATION WITH WHITCO, THERE IS THE POSSIBILITY WE WILL NOT BE ABLE TO IDENTIFY ANOTHER SUITABLE BUSINESS FOR ACQUISITION OR MERGER AND WE AND OUR STOCKHOLDERS WILL FACE UNCERTAINTY OVER THE FUTURE OF WENTWORTH.

         Although we have an existing agreement for a business combination with Whitco, there can be no assurance such transaction will, in fact, be consummated. The proposed transaction is subject to a number of conditions, including satisfactory due diligence review, third party approvals and no material adverse change in Whitco's business. In the event the business combination with Whitco is not consummated, there can be no assurances we will successfully identify, evaluate or conclude a suitable business combination. We cannot guarantee we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations. In the event we fail to complete the business combination with Whitco, or any other transaction in compliance with Rule 419 on or before February 6, 2004, we are required by Rule 419 to promptly return to the IPO investors the funds paid for their common stock which are being held in escrow. In such event, your funds could be returned to you with some loss of capital due to expenses.

Risks Relating to the Proposed Acquisition

ISSUANCE OF COMMON STOCK IN THE PROPOSED ACQUISITION WILL RESULT IN SUBSTANTIAL ADDITIONAL DILUTION.

         The proposed transaction with Whitco will result in our issuing an aggregate of 3,800,000 shares and options to purchase shares of common stock. This issuance will result in substantial and immediate dilution to your percentage ownership of common stock.

BECAUSE A PUBLIC MARKET FOR OUR SECURITIES IS NOT LIKELY TO DEVELOP AFTER THE WHITCO TRANSACTION, YOU MAY NOT BE ABLE TO SELL YOUR SECURITIES OR ACHEIVE LIQUIDITY IN YOUR INVESTMENT.

     Currently, there is no public market for our securities and we cannot assure you that a public market will ever develop. It is unlikely a regular trading market will develop when the reconfirmation offering is concluded or immediately following the completion of the proposed acquisition with Whitco. You will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our shares. Further, we can give no assurance such a market could be sustained if a trading market for our securities were to develop, nor that the common stock could be resold at their original offering price or at any other price. Any market for our securities which may develop will very likely be a limited one. In any event, if our securities traded at a low price, many brokerage firms may choose not to engage in market making activities or effect transactions in our securities. Accordingly, purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral. Such absence of a public market could effectively eliminate your ability to sell your shares.

WE WILL LACK BUSINESS DIVERSIFICATION AS WE WILL ONLY BE OPERATING IN ONE BUSINESS IN ONE INDUSTRY, WHICH MAKES US SUBJECT TO ALL THE RISKS AND UNCERTAINTIES OF THAT INDUSTRY.

     Whitco will be our sole operating business following the proposed acquisition. Accordingly, the prospects for our success will be entirely dependent upon the future performance of a single business. Unlike other entities with resources to consummate several business combinations or entities operating in multiple industries, we do not expect to have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses.

WE HAVE LIMITED ABILITY TO EVALUATE MANAGEMENT OF A TARGET BUSINESS SO THERE CAN BE NO ASSURANCE SUCH MANAGEMENT CAN CONTINUE TO PROFITABLY RUN THE BUSINESS OR ENTER INTO AND COMPETE IN ANY NEW MARKETS.

         Other than a seat on the board of directors to be held by Kevin Keating, our current President, we expect our present management to play no managerial role in Wentworth following a business combination. Although we have met with the management of Whitco in connection with our evaluation of the proposed business combination, our assessment of management may be incorrect. In evaluating Whitco, we have considered several factors, including the following:

o experience and skill of management and availability of additional personnel of the target business;
o    costs associated with effecting the business combination;
o    equity interest retained by our stockholders in the merged entity;
o    the financial statements of the target business;
o    growth potential of the target business;
o    capital requirements of the target business;
o    capital available to the target business;
o    competitive position of the target business;
o    stage of development of the target business;
o degree of current or potential market acceptance of the target business, products and services;
o    proprietary   features  and  degree  of  intellectual   property  or  other
     protection of the target business; and
o    the regulatory environment in which the target business operates.

         Additionally, Whitco may incur significant start-up costs in connection with entering new markets. There can be no assurance Whitco will achieve its planned expansion goals on a timely basis, if at all, or manage its growth effectively. Failure to expand or manage its growth could have a material adverse effect on Whitco's and our financial condition and results of operations.

EVEN IF WHITCO IS SUCCESSFUL IN ACQUIRING, MERGING OR PARTNERING WITH ADDITIONAL COMPANIES, THERE CAN BE NO ASSURANCE AS TO HOW LONG A PERIOD OF TIME ACCOMPLISHING SUCH PROFITABILITY WILL TAKE OR THE LEVELS OF FUTURE PROFITABILITY WHICH MAY BE ACHIEVED.

         Acquisitions, mergers and partnerships all involve a number of risks, including the diversion of management's attention and finances, issues related to the assimilation of the operations and personnel of the businesses and potential adverse effects on operating results. There can be no assurance that Whitco will find attractive candidates for such arrangements, that such deals can be consummated on acceptable terms, that the demands of any such arrangement can be integrated successfully into Whitco's existing operations or that any such transaction will not have an adverse effect on Whitco's financial condition or results of operations.

THERE WAS NO INDEPENDENT VALUATION OF WHITCO UPON WHICH YOU CAN BASE AN INVESTMENT DECISION SO YOU HAVE TO RELY ON THE JUDGMENT OF MANAGEMENT OF WENTWORTH THAT WHITCO CURRENTLY REPRESENTS THE BEST OPPORTUNITY FOR WENTWORTH TO PURSUE.

         Because of our lack of suitable financial resources, we are unable to obtain a feasibility study, independent analysis or current market survey of Whitco. Feasibility studies, independent analyses and market surveys are customarily used by companies in determining whether to make an acquisition. Companies which have historically made successful acquisitions have relied upon the information in those documents. If we had the information those documents would have disclosed to us, we may have decided either not to enter into the transaction with Whitco or to attempt to renegotiate the terms and conditions. Accordingly, the terms and consideration we will pay in the Whitco transaction were established through our own analysis and arms-length negotiations with Whitco, and does not necessarily bear any relationship to Whitco's asset value, net worth or other established criteria of value, and should not be considered indicative of the actual value of Whitco or us. You should not consider the number of shares of common stock to be issued in the proposed acquisition of Whitco as any indication of our value following completion of the acquisition transaction. Furthermore, neither we nor Whitco has obtained either an appraisal of any entity or their respective securities or an opinion that the acquisition is fair from a financial perspective.

Risk Factors Affecting Whitco's Business Operations

We have set forth below a number of risk factors affecting Whitco's business operations.

THERE IS INTENSE COMPETITION IN WHITCO'S INDUSTRY WHICH MAY ADVERSELY AFFECT THE FINANCIAL CONDITION OF, AND YOUR INVESTMENT IN, WHITCO.

         There are numerous competitors in the fields in which Whitco is currently involved and in which it intends to enter, all of which have developed product lines and established customer followings. In many cases, Whitco's competitors have far greater financial and other resources. Whitco also expects competition to increase in the future. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could harm Whitco's net revenue and results of operations. Whitco competes or will potentially compete with a variety of companies, many of which have operated for a longer period of time and have significantly greater financial, technical, marketing and other resources. Some of these competitors have established relationships with leading manufacturers, suppliers, wholesalers, distributors and sales representatives. These competitors include national wholesalers and national and regional distributors, some of which Whitco already has existing relationships with. Although Whitco could harm its existing relationships, they feel that directly competing against them in a related but different segment of the market will not harm its existing business or those relationships. Further, Whitco may face a significant competitive challenge from alliances entered into between and among its competitors, as well as from larger competitors created through industry consolidation. The combined resources of these partnerships or consolidated entities could pose a significant competitive challenge to Whitco and could impede Whitco in or prevent it from establishing relationships which would be most beneficial to it.

WHITCO IS DEPENDENT ON A FEW MANUFACTURERS TO MAKE THE TUBES REQUIRED FOR ITS BUSINESS, WHICH COULD ADVERSELY AFFECT THE RESULTS OF OPERATIONS OF WHITCO.

         Whitco's primary business is selling lighting poles in a variety of market segments. Although Whitco owns the raw materials, it relies on fabricators to turn the steel tubes into the poles it sells. Currently, Whitco uses two manufacturers and has a written agreement with one of them, making them substantially dependent on these two companies. Although there are multiple fabricators with which Whitco could enter into agreements, the deterioration or cessation of either relationship could be expected to have a material adverse effect, at least temporarily, on Whitco as it attempts to negotiate a deal with other manufacturers of lighting poles.



WHITCO MAY BE SUBJECT TO LAWSUITS AS A RESULT OF THE MANUFACTURE, DESIGN AND INSTALLATION OF ITS LIGHTING POLES, WHICH COULD BE COSTLY AND DIVERT NEEDED RESOURCES AWAY FROM ITS OPERATIONS.

         Whitco is currently not involved in any legal proceedings. Although Whitco does not manufacture or install the lighting poles it designs and sells, Whitco still faces the risk of lawsuits from property owners, federal and state governments and any injured parties from any accidents occurring as a result of the manufacture, design or installation of the lighting poles and fixtures. Any such lawsuit, even if without merit, could divert needed time, money and other resources from operating Whitco's business. Although Whitco currently has property, general liability and product liability insurance in amounts it believes to be adequate, Whitco can give no assurance that such insurance will remain available at a reasonable price or that any insurance policy would offer coverage sufficient to meet any liability arising as a result of a claim. The obligation to pay any substantial liability claim could render Whitco insolvent and could force it to curtail or suspend operations, which would have a material adverse effect on us and on your investment in us. Additionally, Whitco's failure to implement and maintain a quality control program with respect to the manufacture and installation of its poles could increase the risk that it becomes liable for any injury that may occur from one of its poles.

EFFORTS TO PROTECT INTELLECTUAL PROPERTY OR THE ALLEGED MISUSE OF THE INTELLECTUAL PROPERTY OF OTHERS MAY CAUSE WHITCO TO BECOME INVOLVED IN COSTLY AND LENGTHY LITIGATION WHICH COULD DIVERT NEEDED RESOURCES AWAY FROM ITS OPERATIONS.

         Whitco's success depends in part on its ability to obtain and preserve patent, trademark and other intellectual property rights, the software created in connection with its business, services, products and the pole designs they have created. Whitco does not currently have any trademark or patent protection but is seeking it with respect to its trade logos. The process of seeking trademark and patent protection can be time consuming and expensive and no assurances can be given that (i) patents or trademarks will actually be issued,
(ii) new patents will be sufficient in scope to provide meaningful protection or any commercial advantage or (iii) others will not independently develop similar products or design around any patents Whitco is issued. If Whitco fails to protect its intellectual property from infringement, other companies may offer competitive products. Protection of our intellectual property could result in costly and lengthy litigation, diverting resources which would otherwise be dedicated to managing the business.




WHITCO MAY NEED TO EXPEND TIME AND FINANCIAL RESOURCES TO LEARN AND COMPETE IN THOSE PARTS OF THE INDUSTRY WHICH IT INTENDS TO ENTER FOR THE FIRST TIME WHICH COULD DIVERT NEEDED RESOURCES AWAY FROM ITS OPERATIONS.

     Whitco's current business strategy contemplates entering parts of the lighting industry in which it has not previously competed. Although these segments of the market are directly related to the current market in which Whitco competes, it is expected to take time and financial resources to learn the nuances of these segments, as well as to execute on the business plan and integrate these new parts of the business into Whitco's existing business. Any failure in these new markets or failure to successfully integrate them into Whitco's existing business could be expected to have a material adverse effect on Whitco's financial condition and results of operations.

WHITCO MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE ACQUIRED BUSINESSES, IF ANY, WHICH COULD RESULT IN A SLOWDOWN IN CASH COLLECTIONS AND ULTIMATELY LEAD TO INCREASES IN ACCOUNTS RECEIVABLE WRITE-OFFS.

         We anticipate Whitco's acquisition strategy will result in a labor-intensive process to integrate new businesses into Whitco's existing business. This can shift focus away from Whitco's existing business. The successful integration of an acquired business is also dependent on the size of the acquired business, the complexity of system conversions, the resolution of disputes regarding multiple sales representatives in a given geographic area and management's execution of the integration plan. If Whitco is not successful in integrating acquired businesses, its results may be adversely affected.

A SLOWDOWN IN THE CONSTRUCTION CYCLE OR ANY REDUCTION IN THE INFRASTRUCTURE NEEDS OF FEDERAL, STATE AND LOCAL GOVERNMENTS COULD HAVE A MATERIAL ADVERSE IMPACT ON WHITCO'S BUSINESS AND RESULTS OF OPERATIONS.

     Whitco's primary market segments include sports arenas, area lighting, such as parking lot lighting for shopping malls and apartment complexes, high mast lighting and roadway lighting. In the private sector, Whitco is dependent on the construction industry to continue building the arenas and other complexes which require lighting poles. With regard to roadway lighting, Whitco is dependent on the needs and financial health of federal, state and local governments. Both the private and public sectors are highly dependent on general economic conditions. Accordingly, any reduction in the construction cycle, dip in the economy or deterioration of the financial health of the federal and state governments could be expected to have a material adverse effect on the business and financial condition of Whitco.

WHITCO IS DEPENDENT ON THE PRICE OF STEEL, OVER WHICH IT HAS NO CONTROL, AND ANY PRICE INCREASE COULD HAVE AN IMPACT ON WHITCO'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Whitco makes the majority of its lighting poles out of steel. Accordingly, profit margins are dependent on the price of the raw steel tubes purchased from time to time. Due to its size relative to the size of the world's largest raw steel purchasers, Whitco has no impact on or ability to control or otherwise manage the price it pays for raw steel. The major steel purchasers could either mark prices down, which could result in decreased revenues for Whitco as they pass the savings on to their customers, or cause an increase in prices, which could also reduce Whitco's profit margin if it is determined that customers would rather delay their purchases than pay higher prices or if customers would purchase poles from a cheaper source. Although Whitco could buy more steel when prices are low and less steel when prices are high, such a strategy could lead to either excess inventory, which would lead to increased fabrication and storage costs, or insufficient inventory. Accordingly, Whitco's dependence on the price of raw steel could be expected to have a material adverse effect on Whitco's business and financial condition.

MANAGEMENT AND ITS AFFILIATES WILL HAVE CONTROL OF WHITCO, THEREBY CAUSING WHITCO TO TAKE ACTIONS WHICH MAY BOT BE CONSISTENT WITH YOUR WISHES.

     Our anticipated management following the transaction will control 50.36% of the total voting power of Wentworth. Given their large voting control, it is expected that management will exert nearly total control over the policies of Wentworth. Further, the anticipated management will have the ability, through exercise of options, to acquire additional shares of Common Stock. As such, management will have substantial influence over Wentworth, which influence may not necessarily be consistent with the interests of our other stockholders.

WHITCO IS CURRENTLY IN DEFAULT OF CERTAIN FINANCIAL COVENANTS RELATING TO ITS REVOLVING CREDIT AGREEMENT.

     Whitco currently has a $2,000,000 credit facility with PNC Bank, whereby Whitco can borrow the lesser of $2,000,000 or the aggregate of 80% of eligible accounts receivable and 50% of eligible inventory, as such terms are defined in the agreement with PNC. Whitco is currently in violation of the following covenants (1) Whitco has a tangible net worth (as defined in the PNC agreement) of less than $300,000, (2) the ratio of (Total Debt - Subordinated Debt) to (Book Net Worth + Subordinated Net Worth - Intangible Assets) is greater than 8 to 1 and (3) cash flow coverage is below 1.0 to 1.0. Although PNC Bank is aware of these defaults it has indicated it will not seek to call the promissory note, pursuant to which Whitco currently owes approximately $1,017,082. However, no assurances can be given that PNC will not decide to declare Whitco in default and seek to enforce its rights pursuant to the agreement. In such event, Whitco may have to pay such debt, be subject to the remedies available to PNC Bank or find alternative financing to replace the PNC Bank debt, although no assurance can be given that Whitco will be able to find such alternative financing on terms satisfactory to Whitco or at all. In the event Whitco is declared in default of its obligation to PNC Bank, such default may have a material adverse effect on Whitco's business, financial condition and results of operations.


                           FORWARD-LOOKING STATEMENTS


         Statements contained in this prospectus include "forward-looking statements", which involve known and unknown risks, uncertainties and other factors which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based on our best estimates of future results, performances or achievements, based upon current conditions and assumptions. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "can," "could," "project," "expect,"

"believe," "plan," "predict," "estimate," "anticipate," "intend," "continue," "potential," "would," "should," "aim," "opportunity" or similar terms, variations of those terms or the negative of those terms or other variations of those terms or comparable words or expressions. These risks and uncertainties include, but are not limited to:

     o general economic conditions in both foreign and domestic markets,
     o cyclical factors affecting Whitco's industry,
     o lack of growth in Whitco's industry,
     o our ability to comply with government regulations,
     o a failure to manage our business effectively and profitably, and
     o our ability to sell both new and existing products and services at profitable yet competitive prices.

         You should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


            YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER SEC RULE 419

         Rule 419, promulgated by the SEC under the Securities Act, requires the proceeds of our IPO, after deducting underwriting commissions, underwriting expenses and dealer allowances, if any, to be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Of the $50,000 of gross proceeds from the IPO, $45,000 has been placed into escrow. Rule 419 permits us to retain up to 10% of the funds to pay for IPO expenses. Additionally, the shares sold in the IPO were placed into escrow in accordance with Rule 419.

         Under Rule 419, the IPO funds will be released to us and the IPO securities will be released to the IPO investors, only after we have met the following three basic conditions:

o First, we must execute an agreement for an acquisition of a business or assets that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any. We have entered into such an agreement to acquire Whitco.

o Second, we must file a post-effective amendment to the registration statement which includes results of the IPO including, but not limited to, the gross offering proceeds raised to date, amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount and use of funds disbursed to us to date, including payments to officers, directors, controlling stockholders and affiliates, specifying the amounts and purposes of these payments. We must also disclose the terms of the reconfirmation offer with the conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements. This reconfirmation prospectus is part of a post-effective amendment we filed to comply with this requirement.

o Third, we must mail a copy of the reconfirmation prospectus to each IPO investor within five business days of the effective date of the post-effective amendment. This prospectus is the reconfirmation prospectus which we believe conforms to the requirements of Rule 419. After we submit a letter to the escrow agent stating we have met the requirements of Rule 419, and after the proposed acquisition is completed, the escrow agent can release the funds and securities.

         We entered into an escrow agreement with Key Bank, National Association, pursuant to which Key Bank will hold the IPO proceeds and the stock certificates of the IPO investors in escrow pursuant to Rule 419. If we have not completed a business combination on or before February 6, 2004, all of the IPO proceeds will be promptly returned to the IPO investors, the certificates evidencing the securities comprising the shares purchased in our IPO will be canceled. Under the terms of the escrow agreement, the funds may only be released upon written notice from us to Key Bank confirming we have met the three conditions described above.

         Of the $50,000 of gross proceeds from our IPO, $45,000 has been placed into escrow. Rule 419 permits us to retain up to 10% of the funds to pay for the IPO expenses. The IPO funds, and any dividends or interest earned, are being held for the sole benefit of the IPO investors and can only be invested in bank deposits, money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.


                              RECONFIRMATION LETTER

     If you, an investor in our IPO, decide to accept the reconfirmation offer being made under this reconfirmation prospectus, you should complete and sign a reconfirmation letter in the form that accompanies this prospectus and return it to us using the pre-addressed, postage-paid envelope that also accompanies this prospectus. We will forward a copy of each reconfirmation letter to the escrow agent. You will have 45 business days from the date of this prospectus to reconfirm your purchase of common stock in our IPO. Any IPO investor who fails to complete, sign and return a reconfirmation form so that it is received by us within 45 business days from the date of this prospectus will be deemed to have rejected the reconfirmation offer. Rejecting IPO investors will automatically be sent a check representing the investor's funds that are being held in the escrow account, plus interest on such funds.

         The acceptance of the reconfirmation offer by completing, signing, and returning the reconfirmation letter is irrevocable.

                        TERMS OF THE RECONFIRMATION OFFER

         Each purchaser of shares pursuant to the Offering has no fewer than 20 business days and no more than 45 business days from the date hereof to reconfirm in writing their desire to invest in us. Please send your written reconfirmation notice to:
                               Wentworth III, Inc.
                        c/o Spencer I. Browne, Secretary
                        650 So. Cherry Street, Suite 420
                             Denver, Colorado 80246

         If we do not receive reconfirmation offers within 45 business days from the date hereof, funds and interest or dividends, if any, held in the escrow account will be sent by first class mail or other equally prompt means to you within five business days. The funds held in the escrow account will be released to us and the securities will be delivered to you at the same time as or after the escrow agent receives a signed representation from us that the requirements of Rule 419 have been met and consummation of the transaction with Whitco.

                               EXCHANGE AGREEMENT

     Pursuant to the Securities Exchange Agreement, Whitco has agreed to merge with and into a wholly owned subsidiary to be formed by us. The terms of the merger are set forth in the agreement and consummation of the merger is conditioned upon, among other things, the acceptance of the reconfirmation offer by all holders of common stock.

     Each shareholder who holds common stock and who accepts the reconfirmation offer shall continue to hold his or her share certificate(s) representing our registered common stock.

     At the effective date of the exchange, 100% of Whitco's issued and outstanding partnership units and options to purchase partnership units will be canceled and we will issue 2,991,368 shares of common stock and options to purchase 808,632 shares of common stock. The options to purchase partnership units will be replaced with options to purchase common stock. The issuance of 3,800,000 shares and options represents 90.48% of our issued and outstanding common stock, assuming the exercise of options, and is issued to former Whitco unit and option holders in proportion to their holdings in Whitco. In addition, shares of common stock representing 4.76% of the merged entity, will be issued to Keating Investments, LLC. After the merger, assuming that all of our shareholders reconfirm their investment, our shareholders will own approximately 4.76% of Wentworth, assuming the exercise of options.

     The surviving entity will remain our wholly owned subsidiary. After the merger, we anticipate changing our name to Catalyst Lighting Group, Inc.


                  DILUTION AND OTHER COMPARATIVE PER SHARE DATA

     The following table summarizes, as of the date of this reconfirmation prospectus and assuming that we complete the proposed acquisition of Whitco:

     o    the number of shares of common stock issued by us;
     o the number of shares issued as a percentage of our total outstanding common stock;
     o    the aggregate cash and non-cash consideration paid for such shares;
     o the aggregate consideration paid as a percentage of total consideration paid; and
     o the average consideration per share paid for such shares by the IPO investors, our pre-IPO stockholders and the Whitco partners.

     For purposes of this summary, (a) we have valued the consideration paid by the Whitco members as the net book value of Whitco as of March 31, 2003 and
(b) we assume that we will issue a total of 3,191,368 shares of common stock upon consummation of the proposed acquisition (200,000 of which are being paid to Keating Investments, LLC as a fee in connection with the acquisition).


                                 Shares of       Percentage                         Percentage          Average
                               Common Stock       of Total          Aggregate        of Total        Consideration
                                 Purchased         Shares         Consideration    Consideration       Per Share
                             ---------------   ---------------  ----------------  ---------------  ----------------
IPO investors...............        50,000          1.47  %       $    50,000           3.32%    %     $  1.00
Pre-IPO stockholders........       150,000          4.42                7,500           0.50%             0.05
Post-IPO stockholders.......       200,000          5.89                    0             *               0.00
Whitco Partnership Unit ....     2,991,368         88.22            1,447,503          96.18%              .48
                               -----------        ---------        -----------       ----------
Totals......................     3,391,368         100.0%          $1,505,003          100.0%
                               ===========        =========        ===========       ==========


     As a result of the completion of our acquisition of Whitco, investors in the IPO, subject to the reconfirmation offering being made under this prospectus, will experience immediate and substantial dilution from the IPO price in the net tangible book value per share of the common stock.

     For purposes of this discussion, dilution has been calculated based on two triggering events. Dilution has been first calculated as a result of the IPO by subtracting net tangible book value of Wentworth III as of March 31, 2003 from the IPO offering price. Dilution to the IPO shareholders as a result of the merger with Whitco was also calculated based on the pro forma combined condensed financials statements included elsewhere in this document. Net tangible book value for purposes of this discussion is the amount that results from subtracting our total liabilities and intangible assets from our total assets.

     At March 31, 2003, Wentworth III had net tangible book value of $2,682, or approximately $.01 per share. This results in dilution to the IPO shareholders of $.99 per share. The pro forma net tangible book value of the combined entities as a result of the acquisition is $(1,139,504), or approximately $(.54) per share. The negative amount is primarily impacted by the $2,971,362 of goodwill recorded on the books of Whitco, which is deducted for the net tangible book value calculation. Pro forma dilution to the IPO shareholders as a result of the acquisition is an additional $.55 per share. Total pro forma dilution to the IPO shareholders after the acquisition is therefore $1.54 per share.


Dilution Table
-------------------------------------------------------------------------------------------------- -----
Net price per IPO                                                                                  $1.00
-------------------------------------------------------------------------------------------------- -----
Net tangible book value per share at March 31, 2003                                                  .01
-------------------------------------------------------------------------------------------------- -----
Dilution for IPO to net tangible book value at March 31, 2003                                       $.99
                                                                                                    ====
-------------------------------------------------------------------------------------------------- -----
Net tangible book value per share (deficiency) after merger with Whitco                            $(.54)
                                                                                                    ====
-------------------------------------------------------------------------------------------------- -----
Dilution as a result of the merger with Whitco                                                      $.55
                                                                                                    ====
-------------------------------------------------------------------------------------------------- -----
Dilution to the IPO shareholders after merger with Whitco based on IPO price                       $1.54

                                 DIVIDEND POLICY

     We have never declared or paid any dividends to the holders of our common stock and we do not expect to pay cash dividends in the foreseeable future. We currently intend to retain all earnings for use in connection with the development of our business and for general corporate purposes. Our board of directors will have the sole discretion in determining whether to declare and pay dividends in the future. The declaration of dividends will depend on our profitability, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors. In addition, our ability to pay cash dividends in the future could be limited or prohibited by the terms of financing agreements that we may enter into or by the terms of any preferred stock that we may authorize and issue. Accordingly, you will have to look to appreciation in the value of your securities to obtain a return on your investment.

                                 CAPITALIZATION

     In February 2003, we entered into the Securities and Exchange Agreement with Whitco Company, L.L.P. In accordance with the agreement, the partners of Whitco will exchange all of their partnership units, including all options to purchase partnership units, for 2,991,368 shares of common stock and options to purchase 808,632 shares of common stock. The acquisition transaction will be accounted for as a reverse acquisition.

The following table sets forth our capitalization as of March  31, 2003:

     o    on an actual basis and
     o    on a pro forma, as adjusted basis giving effect to:
     o    our acquisition of Whitco, pursuant to which we will issue:
     o    2,991,368 shares
     o 200,000 shares of common stock to Keating Investments, LLC as a fee in connection with the Whitco transaction


                                                                                         March 31, 2003
                                                                     ------------------------------------------------------------
                                                                     Wentworth III      Whitco       Adjustments      Pro Forma
                                                                     -------------  -------------  --------------    ------------
Long-term debt....................................................   $         --   $   1,414,106   $         --     $  1,414,106
                                                                     -------------  -------------  --------------    ------------
Stockholders equity:
   Preferred stock, par value $.01 per share; 10,000,000 shares
     authorized, no shares issued and outstanding.................             --             --              --              --
   Partners' Contribution/Common stock, par value $.01 per share;
     40,000,000 shares authorized, 200,000 (actual),
     3,391,368 (pro forma)
     shares issued and outstanding................................          2,000      1,030,000        (998,086)         33,914
   Paid-in capital................................................         25,937             --       1,360,831       1,386,768
   (Accumulated deficit) retained earnings........................        (25,255)       271,822        (527,745)       (281,178)
                                                                     -------------  -------------  --------------  --------------
     Total stockholders' equity...................................          2,682      1,301,822        (165,000)      1,139,504
                                                                     =============  =============  ==============  ==============

                                 USE OF PROCEEDS

     We sold an aggregate of 50,000 shares of common stock in our IPO at $1.00 per share. The gross proceeds from our IPO were $50,000, $45,000 of which has been and remains in an escrow account maintained by Key Bank, National Association in accordance with our escrow agreement and SEC Rule 419. The expenses of our IPO totaled $32,280.95, composed of the following items:



                           Offering Expenses Breakdown

                                       Initial Public Offering     Reconfirmation Offering     Total
----------------------------------------------------------------------------------------------------------
Escrow Fee                                    $250.00                      $      -            $ 250.00
SEC Registration Fee                          11.95                        0.00                11.95
Legal Fees                                    23,818.00                    25,000.00           48,818.00
Printing & Filing Fees                        1,018.00                     500.00              1,518.00
Accounting Fees                               5,745.00                     10,000.00           15,745.00
Blue Sky Qualification Fees & Expenses        500.00                       0.00                500.00
Transfer Agent Fees                           500.00                       250.00              750.00
Miscellaneous Fees & Expenses                 438.00                       250.00              688.00
Total                                         32,280.95                    36,000.00           68,280.95

     Such expenses are to be paid from the IPO proceeds upon release of such proceeds from escrow. Offering expenses in excess of the net offering proceeds shall be paid from the pro forma working capital subsequent to the transaction with Whitco. If we do not complete the proposed acquisition of Whitco and do not otherwise complete an acquisition transaction with another company and comply with Rule 419, the escrow funds will be returned to the IPO investors in accordance with Rule 419 promptly after February 6, 2004.


                                Offering Proceeds

Gross Offering                   50,000 shares at $1.00 per share
Proceeds                         $50,000.00
Offering Expenses                68,280.95
Net Offering Proceeds            (18,280.95)



     The above listed use of proceeds represents our best estimate of the allocation of the net proceeds from the sale of the shares sold in the IPO based upon the status of our current plans and current economic conditions. Future events, relevant changes in laws and regulations governing companies such as Whitco and competitive activities affecting our business operations may make shifts in allocation of funds necessary or desirable.

     The expenses we anticipate incurring in connection with the reconfirmation offering made under this prospectus are estimated to total $36,000, which does not include expenses associated with the acquisition. Set forth below are the types and amounts of expenses we anticipate incurring in the reconfirmation offering:

         Type of Expense                           Amount of Anticipated Expense
         ---------------                           -----------------------------
         Legal fees.........................................      $   25,000.00
         Accounting fees....................................          10,000.00
         Printing costs.....................................             500.00
         Transfer agent fee.................................             250.00
         Miscellaneous fees and expenses....................             250.00
                                                                   -------------
              Total expenses................................      $   36,000.00
                                                                   =============

     We are subject to the reporting requirements of the Exchange Act and, in accordance with these requirements, we are obligated to file reports, proxy statements and other documentation with the SEC. We also intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we deem appropriate or as may be required by law. These reports, proxy statements and other documentation will contain information concerning the actual usage of the proceeds of our IPO and any changes in our anticipated allocations of the proceeds from those set forth above.

                                PLAN OF OPERATION

         We have no operating business and all our activities since inception have been related to our formation and completing our initial public offering in which we raised $50,000 of gross proceeds from the sale of 50,000 shares. Our ability to continue operations is contingent upon completing a business combination. To date, we have not incurred any material costs or expenses other than those associated with formation of Wentworth, our IPO and this reconfirmation prospectus. In November 2002, we completed our IPO. Pursuant to Rule 419 promulgated under the Securities Act, the gross proceeds from the offering of $50,000, less 10% for expenses incurred in connection with the IPO, are being held in escrow and, as of December 31, 2002 we had cash on hand of $47,125 including such escrowed funds. We will use the net proceeds of our IPO, together with the income and interest earned thereon, if any, to pay for the expenses of the IPO. We do not have discretionary access to any income on the monies in the escrow account and stockholders will not receive any distribution of the income or have any ability to direct the use or distribution of any such income. Thus, any such income will cause the amount in escrow to increase. No cash compensation has been paid to any officer or director in their capacities as such. Since the role, if any, of present management after a business combination is uncertain, we cannot determine what remuneration, if any, will be paid to present management after a business combination.

         If we do not complete a business combination within eighteen months from the date of the commencement of our IPO, the escrow agent will return the escrowed funds to the IPO investors on a proportionate basis, with interest, if any, in accordance with SEC Rule 419.

         We have entered into the agreement, dated as of February 12, 2003, with Whitco Company, L.L.P. The agreement calls for our acquisition of the issued and outstanding partnership units, and all options to purchase partnership units, of Whitco in exchange for 2,991,368 shares of common stock and options to purchase 808,632 shares of common stock.


         The closing of the transaction contemplated by the agreement is conditioned upon a number of factors, including satisfactory due diligence reviews, our filing and causing to become effective a post-effective amendment to our registration statement on Form SB-2 in compliance with SEC Rule 419 and reconfirmation of investment by at least two-thirds in interest of investors who purchased shares in the IPO. The proceeds from our IPO currently held in escrow will be released to us, and the shares sold will be released to the purchasers, if we close the transaction contemplated by the agreement, our post-effective amendment to our registration statement is declared effective and at least two-thirds in interest of purchasers in the IPO reconfirm their investment in Wentworth. No assurance can be given that the due diligence reviews contemplated by the agreement will be completed satisfactorily, that our post-effective amendment to our registration statement will be declared effective by the SEC, that at least investors holding two-thirds of the shares purchased in our IPO will reconfirm their investments in Wentworth or that all other conditions necessary to close the transactions contemplated by the agreement will be successfully completed and that we will acquire Whitco.



                        THE SECURITIES EXCHANGE AGREEMENT

         We entered into the agreement with Whitco as of February 12, 2003. Pursuant to the terms of the agreement, we intend to acquire Whitco through an exchange of all of their partnership units and options to purchase partnership units for 2,991,368 shares of common stock and options to purchase 808,632 shares of common stock. The options represent options issued to key employees of Whitco from June 2000 through December 31, 2002. The options are converted on the same basis as the common stock. The exercise price, on a converted basis, is $0.30/share for 350,125 shares and $0.86 for 458,507 shares. The options will continue under the original terms of the option agreement. If not previously exercised, the options will expire over the years of 2011 to 2013. Whitco will become a subsidiary of ours as a result of such transaction and will be our sole operating business as a result of the exchange.

         The completion of the acquisition is contingent upon, among other things:

o all of the IPO investors reconfirming their purchases of shares in our IPO;
o satisfactory results of due diligence reviews by all parties to the acquisition transaction; and
o    customary closing conditions.

         A copy of the agreement is attached as Appendix A to this reconfirmation prospectus. Neither you, nor any other stockholder of Wentworth, are being asked to approve the agreement or the acquisition contemplated thereby.


                               BUSINESS OF WHITCO
Overview

     Whitco is a nationwide marketer and distributor of steel and aluminum outdoor lighting poles. Founded in 1969, Whitco generates revenue through the sale of poles directly to Original Equipment Manufacturers (OEM's) and indirectly to other third parties through its own sales representatives. Whitco seeks to become the preferred marketer and distributor of steel and aluminum lighting pole structures and accessories, and may attempt to acquire or develop subsidiaries to pursue additional market opportunities. Whitco believes the necessary systems and people are in place to aggressively grow and expand in its defined markets.

     In June 2000, the assets of Whitco were acquired from its original owners by an investment group led by Dennis H. Depenbusch, who currently serves as Whitco's managing partner and is expected to become Chief Executive Officer of Wentworth upon consummation of the exchange. Whitco has no subsidiaries.

     Whitco divides the light pole industry into eight different areas serving four distinct revenue sources. Whitco's participation in each area is presented in the table below.



======================= ===================== ============== ======================= ============================
                        Commercial            City and       Utility and             Department of
                        And Industrial        County         Municipality            Transportation
----------------------- --------------------- -------------- ----------------------- ----------------------------
Area                    Yes                   Yes            Yes                     No
----------------------- --------------------- -------------- ----------------------- ----------------------------
Sports                  Yes                   Yes            Yes                     No
----------------------- --------------------- -------------- ----------------------- ----------------------------
Highmast                Yes                   Yes            Yes                     No
----------------------- --------------------- -------------- ----------------------- ----------------------------
Street/Roadway          Yes                   Yes            Yes                     No
----------------------- --------------------- -------------- ----------------------- ----------------------------
Traffic Control         No                    No             No                      No
----------------------- --------------------- -------------- ----------------------- ----------------------------
Decorative              No                    No             No                      No
----------------------- --------------------- -------------- ----------------------- ----------------------------
Sign Structure          No                    No             No                      No
----------------------- --------------------- -------------- ----------------------- ----------------------------
Communication Tower     No                    No             No                      No
======================= ===================== ============== ======================= ============================



     Whitco has and will continue to operate in the commercial and industrial lighting ("C&I"), city and county and utility and municipality areas. The C&I market represents the commercial sales area of the market, primarily commercial real estate developments and industrial development areas not related to governmental areas. City and County areas are those developments directed by local governments without the involvement of federal highway funds. In some cases Whitco lighting agents also place sales emphasis on local developments by cities and counties. Utility and Municipality represent those developments directed by local utilities or municipal developments in which the local utility controls the lighting aspects of the real estate development, without the involvement of federal highway funds. In local areas, a utility may direct the installation of lighting in areas and provide a usage fee to the local government for that lighting area. In some cases, Whitco lighting agents sell to utilities. Department of Transportation sources represent those areas involving the deployment of both local and federal highway funds with specifications directed by the local or state governments as well as the federal government. Whitco rarely participates in the DOT business area as it is a different sales channel than Whitco traditionally serves.


         Whitco markets area and sports lighting products through its catalog and via the Internet at www.whitcopoles.com.

Products and Services

     All of Whitco's poles are made to order and are sold either directly to OEM's through sales representatives from their primary offices in Fort Worth, Texas or indirectly through sales representatives, known in the lighting industry as lighting agencies.

     OEM's sell existing lines of lighting fixtures. Some OEM's manufacture lighting poles as well, while other source pole manufacturing on a private label basis through companies such as Whitco. Whitco sells poles which complement existing fixture lines, provides engineering expertise and has specialty design features to allow the poles to be easily integrated with the lighting fixture. The entire unit, consisting of the pole and fixtures, is then shipped to the customer under the OEM brand name. Although some OEM's manufacture their own poles, they often require Whitco's poles because they do not have the capability to manufacture the poles required for a specific order. When selling to an OEM, Whitco arranges shipment direct to the project location for final assembly and installation. Whitco has the capability to join an OEM on national account bids. In 2002, Whitco sold to approximately 32 OEM customers.

     Whitco has contracts in place with approximately 76 lighting agencies, each in separate, defined geographic territories throughout the United States. Each lighting agency contract typically gives the lighting agency the exclusive right to sell Whitco poles in a given geographical location in exchange for such agency agreeing to sell only poles manufactured by Whitco. The typical exception allows lighting agencies to purchase poles from their OEM fixture providers and Whitco to sell to OEMs poles to deliver into the lighting agency's territory. Lighting agency contract terms can vary between territory although all contracts with lighting agencies are terminable on 30 days' notice. Only one individual lighting agency accounted for more than 10% of Whitco's sales for the fiscal year ended September 30, 2002, and no agency accounted for more than 10% of total sales for the 12 cumulative months ended December 31, 2002. These agencies primarily sell fixtures and Whitco's poles complement their product line. Whitco works diligently to find the most appropriate agency in a territory to sell its products and further strives to have that agency sell only poles manufactured by Whitco. A typical order will come from an agency for shipment direct to a construction location with billing routed through the electrical distributor or contractor. Terms are predominantly, net 30 days.

     For the complete 12 months ended December 31, 2002, Lithonia Lighting, an OEM customer, accounted for 16% of total revenues; no other single customer accounted for more than 10% of total revenues. For the nine-month fiscal year ended September 30, 2002, Lithonia Lighting accounted for 14% of total revenues and one lighting agency accounted for 10% of total revenues; no other single customer accounted for more than 10% of total revenues. Whitco believes it gains and keeps top lighting agents and OEMs through competitive pricing, timeliness and the ability to effectively deliver needed technical information on specified products.

Design, Manufacturing and Distribution

     Whitco designs all of its own poles and completes specification and stress calculations using an in-house engineering team. Whitco assists its sales agents and OEM's with project submittals to specifying engineers for projects. Whitco then submits a work order to a manufacturer based on the product specified and ordered through the sales agent or OEM. Whitco purchases raw steel tubes from both domestic and foreign suppliers, primarily relying on Trans America Power Products to supply steel tubes. Whitco also places orders with three other suppliers. The raw steel tubes are held in inventory at one of two designated manufacturing locations in Fort Worth, Texas. These manufacturers complete all stages of pole fabrication, including painting and attaching a steel base. All operational aspects of manufacturing, including inventory control, purchasing, adherence to specifications and shipping are performed by Whitco. Whitco has no financial responsibility for raw aluminum product inventory as the poles are made to order from one of two aluminum pole manufacturers.

     Once an order has been placed in production, the time until completed poles are ready for shipment is approximately one week, while larger orders can take up to three weeks. Whitco has the ability to engineer and design customized products through its proprietary design and engineering capabilities. Once completed, the lighting poles are shipped directly from the manufacturer to the customer.

Employees

     Whitco currently has twelve full-time employees, including its two executive officers, three employees performing sales and marketing functions, two performing engineering, drafting and quotations functions, one in production control and dispatch and four performing customer service and clerical duties. Accounting and finance services are currently outsourced. We also have sales representative agreements in place with approximately 76 sales representatives across the continental United States. They are not employees of Whitco, but they do receive commissions based on sales.


     Certain of our employees have been granted 10 year options to purchase partnership interests in Whitco. There are approximately 241 options issued through December 31, 2002. Vested options currently total approximately 118 partnership shares. Twenty percent (20%) of the non-vested options vest on each anniversary date of the option grant. Thirty-five of the non-vested options fully vest at such time as Whitco becomes subject to periodic reporting under the Securities Exchange Act of 1934 or upon acquisition of a majority of the partnership interests by a company subject to such periodic reporting. The holders of these options, their position in Whitco and the number of options held by each, are as follows:

Name              Title                              # Options Issued
Henry Glover      President/CEO                      17.5
Kevin B. Medlin   Vice President Sales               7.0
Thomas Lach       Vice President Engineering         7.0
Ben Mosqueda      Manager Quotations/Drafting        3.5
Total                                                35.0

     Henry Glover attended some of the partner meetings, however, he did not have a vote as a partner and did not initiate or influence the decision to enter into a business combination with Wentworth III. None of the other above-listed option holders played any part during the Whitco-Wentworth business combination process.


     Upon termination of an employee, Whitco has the right to repurchase all partnership units owned by such employee. This repurchase option terminates at such time as Whitco becomes subject to periodic reporting under the Securities Exchange Act of 1934 or upon acquisition of a majority of the partnership interests by a company subject to such periodic reporting.

Trademark and Copyright Protection

     Currently, Whitco is seeking trademark protection for its own logo as well as the logo of Catalyst Lighting Group, which is expected to be the name of Wentworth III subsequent to consummation of the transactions with Whitco. Whitco has submitted its initial applications for these logos. With respect to any pole designs or lighting fixtures Whitco may design, Whitco intends to seek patent protection where applicable.

Business Strategy

         Virtually all of Whitco's revenues are currently generated in the C&I market. It is the intent of Whitco to continue serving this niche while seeking to acquire or start new business ventures within this segment in an attempt to increase market share. The focus on the C&I market is the result of Whitco's historical expertise in this market and the fact that most of Whitco's lighting agents and OEM customers are focused on this area.

         Whitco is placing particular emphasis on the C&I market, and in particular the sports, high mast and area lighting areas. The sports lighting area represents those venues lit by outdoor lighting for night time play. This ranges from professional sports venues to local parks and recreation areas. Whitco has the ability to complete pre-wiring for its sports lighting products prior to shipment. High mast is those installations requiring large area lighting needs of commercial areas. These represent typical heights of 55 feet or higher with multiple fixtures installed at the top of the pole. Area lighting typically represents the lighting of an outdoor area such as parking lots.

        Although our future plans may include a merger with or into, or an acquisition of, other businesses serving the pole and lighting industries, currently there are no plans or active discussions taking place regarding any potential merger or acquisition with any entity. Our future plans may also include entering niche parts of the lighting market in which we do not currently compete, however, there are no concrete plans or strategies with respect to taking any particular course of action or competing in any particular niche.



Competition

     Whitco competes with pole manufacturers as well as those OEM's which manufacture poles themselves. Whitco also competes with OEM's, including some that are customers of Whitco on other jobs. In terms of sales, Whitco is approximately in the bottom half of the top 10 pole manufacturing companies. Whitco competes against exclusive pole manufacturers such as K-W Industries, United Lighting Standards and Valmont Industries. Some OEM companies that also manufacture poles include Hubbell Lighting, Cooper Lighting, Musco Lighting (in the sports segment only) and Ruud Lighting. Whitco competes with other pole companies on a price and service basis. Whitco competes by seeking the most qualified, most connected sales agents and OEM's in a given territory.

History


     Whitco Sales, Inc. dates its original history to 1969, when it was formed by the Pritchard family in Fort Worth, Texas. Whitco was originally formed to provide both lighting and pole products. During the 1980's, Whitco made the decision to concentrate on steel pole products sold through agents and OEM's throughout the United States. Whitco Company, L.L.P. , a partnership consisting of three investors led by Dennis H. Depenbusch, was formed on June 27, 2000 and acquired the assets of Whitco Sales Inc. from the Pritchard family on June 30, 2000. At the time of the acquisition, Whitco Sales, Inc., was an S Corporation 50% owned by James and Patsy Pritchard and 50% owned by James K. "Kip" Pritchard. Upon acquisition of Whitco in June 2000, Whitco expanded its product offering to include additional steel products as well as aluminum poles. In 2002, Whitco further expanded its product line to include pre-wired products for the sports lighting segment. On May 1, 2002, two of the three original investors were bought out by a replacement investor group again led by Dennis H. Depenbusch. The original investors, along with Mr. Depenbusch, were Mega Investment Group, LLC and Quest Financial Partners, LP. Their 2/3 partnership interest was purchased on May 1, 2002 for $1.2 million through the sale of partner units and the issuance of additional subordinated debt. Four individual investors purchased partnership units for a cumulative price of $654,000 and subordinated debt was issued to four individual investors for $546,000.


Management Experience

     Whitco believes that it enjoys significant advantages over other companies within its industry, including the advantage generated by the experience of its management team. We believe Whitco's management has the needed experience, talent and knowledge to grow and prosper in this industry. Set forth below is a brief description of the business experience and background of Whitco's executive officers, based upon information they have supplied to us.

Dennis H. Depenbusch - Managing Partner

Mr. Depenbusch, 39, has been managing partner of Whitco Company, LLP since its acquisition in June of 2000. Prior to his leading the acquisition of Whitco, he was a Vice President for Euronet Worldwide from May 1995 to June 2000. Euronet Worldwide is a provider of secure electronic financial transactions, ATM software, point-of-sale outsourcing and mobile banking to a wide range of industries. Mr. Depenbusch served as country manager from May 1995 to May 1998 in Poland and, from May 1998 to May 1999, served as Vice President in Germany, overseeing expansion and acquisition activities for these countries. From May 1999 to May 2000, he was responsible for overseeing ATM deployment activities and operational development for the United Kingdom. He also contributed to Euronet's acquisition of venture capital financing and eventual listing on the NASDAQ (EEFT). Mr. Depenbusch holds an MBA, Summa Cum Laude, and a BS in Business from the University of Kansas. Mr. Depenbusch is expected to become the Chief Executive Officer and Chairman of the Board of Directors of Wentworth upon consummation of the merger.

Henry M. Glover - President/CEO

Mr. Glover, 46, joined Whitco in January 2002 as the President. Mr. Glover has twenty years of experience in the lighting industry in key leadership roles. These assignments included work for three of the larger lighting conglomerates in the country: Genlyte Thomas, where he was Vice President and general manager of its Wide-Lite division from 1996-2000; USI Lighting from 1990-1992, where he was Vice President of Sales and Vice President of Lighting from 1993-1996; and Lithonia Lighting, where he worked from 1981 through 1989 in various positions, including analyst, product development manager, marketing manager and regional sales manager. Wide-Lite is a manufacturer of energy-efficient specification grade lighting and lighting controls. Mr. Glover has held senior level positions in sales and operational management for these companies. In 2001, Mr. Glover was CEO and principal of iCareers, LLC, an Internet recruiting site focused on lighting placements. Mr. Glover has an MBA from the University of Georgia and a BS in Economics from the College of Charleston. Mr. Glover is expected to become President and a member of the Board of Directors of Wentworth upon consummation of the merger.

Kevin B. Medlin - Vice President of Sales

Mr. Medlin, 42, joined Whitco in October 2001 as its national sales manager. Mr. Medlin has over twenty years experience in the lighting industry in both electrical distribution and sales management for a major lighting manufacturer. Prior to joining Whitco, Mr. Medlin was employed by Thomas Lighting a division of Genlyte Thomas as a Regional Sales Manager for the West/Central Region from 1996 to 2001. Mr. Medlin has a BS in Business Administration from the University of Texas.

Thomas S. Lach - Vice President of Engineering

Mr. Lach, 34, joined Whitco in October 2000. Mr. Lach has over 11 years experience in steel structural design and engineering. Prior to joining Whitco, Mr. Lach worked for GE Sports Lighting Systems, Fort Worth, Texas as manager of engineering from July 1999 to October 2000. GE Sports Lighting Systems is a provider of sports lighting systems through a nation-wide sales representative network. They provide comprehensive lighting solutions for outdoor sports lighting venues. From September 1998 to July 1999, Mr. Lach worked as Vice President of Engineering for Trans American Power Products, Houston, Texas. Trans American Power Products is both a tube and finished pole provider for the United States. They serve customers such as Whitco and also maintain their own finished product sales representation base. They provide steel poles. Mr. Lach previously was a project engineer for Valmont Industries in Valley, Nebraska from March 1997 to September 1998. Valmont is a leader in designing and manufacturing poles, towers and structures for lighting, wireless communication and utility markets, and a provider of protective coating services. Valmont also manufactures mechanized irrigation equipment for agriculture. In addition, Valmont produces a wide variety of tubing for commercial and industrial applications. Mr. Lach has a BS in Mechanical Engineering from the University of Missouri, Rolla and has a PE in Civil Engineering for the State of Nebraska.

James K. "Kip" Pritchard - Vice President

Mr. Pritchard, 47, has been with Whitco for 24 years in sales. Prior to the acquisition, he was President of Whitco. Mr. Pritchard has a BS Degree in Business Administration from Texas Wesleyan University in Fort Worth, Texas.

Legal Proceedings

     Whitco is not a party to nor is it aware of any existing, pending or threatened lawsuits or other legal actions.

Seasonality

     The lighting industry is not seasonal in nature, but construction of the facilities or roads where the lighting structures may be placed is seasonal depending on the geographic location of the project.

Properties

         Whitco leases space in Fort Worth, Texas. These facilities serve as its corporate headquarters and operations center. The facilities encompass approximately 2,704 square feet of space at a fixed rental cost of $3,347 per month. The lease expires November 14, 2003.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                       AND RESULTS OF OPERATIONS OF WHITCO

Securities Exchange Agreement

     In February 2003, Whitco entered into the agreement with Wentworth III, Inc. We will issue an aggregate of 2,991,368 shares of common stock and options to purchase 808,632 shares of common stock for all of Whitco's issued and outstanding partnership units, as well as those units for which options are currently held. This transaction will be accounted for as a reverse acquisition which results in the recapitalization of Whitco in as much as it is deemed to be the acquiring entity for accounting purposes. Accordingly, the combination will be recorded as a recapitalization of Whitco, pursuant to which Whitco will be treated as the continuing entity for accounting purposes and the historical financial statements presented will be those of Whitco. Upon the completion of the transaction, Whitco will continue to operate as a wholly-owned subsidiary of Wentworth.

         Therefore, based on the above transaction, we have provided management's discussion and analysis of financial condition and results of operations for Whitco.

RESULTS OF OPERATIONS

Critical Accounting Policies and Estimates

Whitco's condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which require Whitco to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses, and the related disclosures. A summary of those significant accounting policies can be found in Whitco's Notes to the Consolidated Financial Statements included in this report. The estimates used by management are based upon their historical experiences combined with management's understanding of current facts and circumstances. Certain of Whitco's accounting policies are considered critical as they are both important to the portrayal of Whitco's financial condition and the results of its operations and require significant judgments on the part of management. Management believes that the following represent the critical accounting policies of Whitco as described in Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies," which was issued by the Securities and Exchange Commission: inventory, goodwill, allowance for doubtful accounts, and warranty policy.

Whitco states inventory at the lower of cost or market, determined under the first-in, first-out method. Whitco maintains a significant amount of raw material inventory to serve future order demand of customers. While management believes its processes for ordering and controlling inventory are adequate, changes in economic, or industry conditions may require Whitco to hold inventory longer than expected or write outdated inventory off as the result of obsolescence.

During fiscal 2001, Whitco amortized goodwill using a fifteen-year life. Beginning January 1, 2002, Whitco adopted Statement of Financial Accounting Standards No. 142 (SFAS 142) "Goodwill and Other Intangible Assets," and as a result ceased amortizing goodwill. Whitco tests goodwill for impairment annually or on an interim basis if an event or circumstance occurs between the annual tests that may indicate impairment of goodwill. Impairment of goodwill will be recognized in operating results in the period it is identified.

Whitco utilizes its best estimate for allowance for doubtful accounts based on past history and accruing the expense as a percentage of sales. Whitco grants credit to distributors of sports and area lighting poles located throughout the United States of America. Collateral is generally not required for trade receivables. While management considers Whitco's process to be adequate to effectively quantify its exposure to doubtful accounts, changes in economic, industry or specific customer conditions may require an adjustment of the allowance for doubtful accounts.

Whitco's customers receive a one year product warranty for defects in material and workmanship providing repair or replacement or refund of the purchase price. Whitco provides an accrual as a reserve for potential warranty costs based on historical experience and accruing as a percentage of sales. While management considers Whitco's process to be adequate to effectively quantify its exposure to warranty claims based on historical performance, changes in warranty claims on a specific or cumulative basis may require Whitco to adjust its reserve for potential warranty costs.


Six months ended March 31, 2003 compared to the six months ended March
31, 2002


The unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. In our opinion, we have included all adjustments, consisting only of normal recurring accruals, considered necessary for a fair presentation.


Revenue. For the six months ended March 31, 2003, the recognized revenue of Whitco was $6,574,408. For the six months ended March 31, 2002, the recognized revenue of Whitco was $6,093,006. Cost of goods sold in the six months ended March 31, 2003, was $4,394,957, which generated a gross margin of 33%, versus 32% for the six months ended March 31, 2002. The increase in sales can be attributed to an increase in overall pole sales.

Other operating costs and expenses. For the six months ended March 31, 2003, operating expenses totaled $2,242,950, compared to $1,707,765 for the six months ended March 31, 2002, respectively. The increase in operating expenses resulted from the increase in commissions expense paid, product development expense, legal and accounting expenses, health insurance and travel and entertainment as described below. Included in other operating costs and expenses are non-cash costs related to amortization expense incurred of approximately $0 for the six months ended March 31, 2003, and of $59,874 for the six months ended March 31, 2002. The decrease in amortization expense is the result of Whitco's adoption of Statement of Financial Accounting Standards No. 142 (SFAS 142) in January 1, 2002. This change in policy resulted in the elimination of amortization of goodwill.

Commission expense. For the six months ended March 31, 2003, commission expense was $1,098,255, compared with $822,489 for the six months ended March 31, 2002. The increase in commissions paid is the result of an increased mix of sales of products to agency customers compared to the previous comparative period.

Product development expense. For the six months ended March 31, 2003, product development expense was $123,929, compared with $0 for the six months ended March 31, 2002. The increase in product development for the comparative six-month period is principally attributable to the further development of Whitco's sports lighting product offering.

Legal and Accounting Expense. For the six months ended March 31, 2003 was $132,260, compared with $34,976 for the six months ended March 31, 2002. The increases in legal and accounting for the comparative periods reflect additional expenses in the period related to the change in fiscal year and in accounting fees and legal fees associated with the proposed merger described herein.

Salaries and wages. For the six months ended March 31, 2003, salaries and wages totaled $496,133, compared to $442,768 for the six months ended March 31, 2002. The increase in salaries and wages can be attributed to additional personnel hired during the first six months of the fiscal year.

Health insurance expense. For the six months ended March 31, 2003 was $56,349, compared with $25,647 for the six months ended March 31, 2002. The increases in health insurance for the comparative periods reflect a general increase in premiums as well as additional employees choosing to participate in the program. Whitco recently changed its benefit offering to its employees resulting in savings compared to its previous health insurance offering.

Travel and entertainment expense. For the six months ended March 31, 2003 travel and entertainment expense was $65,665, compared with $39,650 for the six months ended March 31, 2002. The increases in travel and entertainment expense for the comparative periods reflect additional travel and customer visitations during the period.

Interest expense. Interest expense for the six months ended March 31, 2003 was $147,177, compared with $131,438 for the six months ended March 31, 2002. The increase in interest expense for the comparative periods reflect the increase in both the operating credit line as well as an increase in subordinated debt.


Year ended December 31, 2002 compared to the year ended December 31, 2001

In 2002, Whitco changed its fiscal year end from December 31, to September 30. For purposes of a financial comparison of 12 month results, Whitco is combining its September 30, 2002 9 month year end audited numbers with its 3 month reviewed financial results. The combination of the pro-forma 12 months ended December 31, 2002 is summarized in the following table.

---------------------------------------- ----------------- ---------------- ----------------- ---------------
                                         Quarter           9 Months         12 Months         12 Months
                                         Ended             Ended            Ended             Ended
                                         12/31/02          9/30/02          12/31/02          12/31/01
---------------------------------------- ----------------- ---------------- ----------------- ---------------
Sales                                    $3,282,406        $10,243,036      $13,525,442       $11,784,438
---------------------------------------- ----------------- ---------------- ----------------- ---------------
Cost of Sales                            $2,172,735        $7,169,790       $9,342,525        $7,887,188
---------------------------------------- ----------------- ---------------- ----------------- ---------------
Gross Margin on Sales                    $1,109,671        $3,073,246       $4,182,917        $3,897,250
---------------------------------------- ----------------- ---------------- ----------------- ---------------
General Selling and Administrative
Expenses                                 $1,104,146        $2,700,835       $3,804,981        $3,053,662
---------------------------------------- ----------------- ---------------- ----------------- ---------------
Amortization of Goodwill                 $0                $0               $0                $229,797
---------------------------------------- ----------------- ---------------- ----------------- ---------------
Income from Operations                   $5,525            $372,411         $377,936          $613,791
---------------------------------------- ----------------- ---------------- ----------------- ---------------
Interest Expense                         $71,519           $224,677         $296,196          $292,138
---------------------------------------- ----------------- ---------------- ----------------- ---------------
Income (Loss) Before Pro Forma Income    ($65,994)         $147,734         $81,740           $321,653
Taxes
---------------------------------------- ----------------- ---------------- ----------------- ---------------
Pro Forma Income Taxes                   $22,838           ($58,062)        ($35,224)         ($123,122)
---------------------------------------- ----------------- ---------------- ----------------- ---------------
Pro Forma Net Income (Loss)              ($43,156)          $89,672          $46,516           $198,531
---------------------------------------- ----------------- ---------------- ----------------- ---------------

Revenue. For the twelve month period ended December 31, 2002, the recognized revenue of Whitco was $13,525,442. For the year ended December 31, 2001, the recognized revenue of Whitco was $11,784,438. Cost of goods sold for the twelve month period ended December 31, 2002 was $9,342,525, which generated a gross margin of 30.9%, versus 33.0% in 2001. The decrease in gross margin percentage for the comparative twelve-month period is principally attributable to the product mix sold in 2002 vs. 2001 as lower margin category products were sold during 2002. One particular project in 2001 contributed primarily to this difference; the project, shipped in the quarter ended December 31, 2001 resulted in revenue totaling approximately $1.3 million with over 50% gross margin.

General Selling and Administrative Expenses. For the twelve month period ended 2002, General Selling and Administrative expenses totaled $3,804,981 compared to $3,053,662 for the year ended December 31, 2001, respectively. The increase in operating expenses resulted from the salaries, wages and benefits, increase in commissions, product development, travel and entertainment, accounting, legal and professional fees.

Salaries, Wages and Benefits for the twelve month period ended December 31, 2002 was $1,158,929 compared with $820,588 for the year ended December 31, 2001. The increase in salaries, wages and benefits reflects primarily an increased headcount dedicated to the sales and administration effort at Whitco. Salaries, exclusive of payroll taxes and fees were $950,899 for the twelve month period ended December 31, 2002, and $721,730 for the year ended December 31,2001. As a percentage of gross sales, salaries, wages and benefits were 8.6% of sales in the twelve month period ended December 31, 2002, and 7.0% of sales for the year ended December 31, 2001.

Commissions for the twelve month period ended December 31, 2002 was $1,900,600 compared with $1,705,684 for the year ended December 31, 2001. The increase in commission expenses reflects increases in overall sales volume. As a percentage of gross sales, commissions were 14.1% of sales in the twelve month period ended December 31, 2002, and 14.5% of sales for the year ended December 31, 2001.

Product Development for the twelve month period ended December 31, 2002 was $131,483 compared with $4,255 for the year ended December 31, 2001. The increase in product development expense reflects additional investment in Whitco's further development of a sports lighting line.

Travel and Entertainment for the twelve month period ended December 31, 2002 was $113,502 compared with $58,619 for the year ended December 31, 2001. The increase in travel and entertainment expense reflects additional sales travel related to additional customer and supplier trips taken during the year.


Accounting, Legal and Professional Fees for the twelve month period ended December 31, 2002 was $113,736 compared with $67,700 for the year ended December 31, 2001. The increase in Accounting, Legal and Professional Fees reflects accounting and legal expenses related to the current merger described herein. With respect to the $100,000 investment banking fee to be paid to Keating Investments, LLC, such fee is taken into account as a cash requirement on a going-forward basis and Whitco believes it has sufficient sales and earnings through the ending of its fiscal year and the term indicated by the investment banking fee to fund this obligation. Further, assuming the proposed merger is consummated, Whitco will not be incurring the professional fees required to complete this Form SB-2, thereby freeing up additional funds to satisfy this obligation.


Included in general and administrative expenses are non-cash costs related to amortization expense incurred of approximately $0 for the twelve months ended December 31, 2002, and $229,797 for the year ended December 31, 2001. The decrease in amortization expense is the result of Whitco's adoption of Statement of Financial Accounting Standards No. 142 (SFAS 142) in January 1, 2002. This change in policy resulted in the elimination of amortization of goodwill. Had Whitco recorded amortization expense during the twelve months ended December 31, 2002, unaudited pro forma net income (loss) would have been ($148,057).

Interest expense for the twelve month period ended December 31, 2002 was $296,196 compared with $292,138 for the year ended December 31, 2001. The difference was attributable to an increase of subordinated debt as well as the average increase of the operating credit line for the comparative periods.

Net income after pro forma income taxes for the 12 month period ended December 31, 2002 and year ended 2001 was $46,516 and $198,531, respectively.

Liquidity and Capital Resources


     During the period ended March 31, 2003, Whitco's working capital deficit was $404,785 which represented a decrease in working capital of $265,285 over September 30, 2002. Trade receivables decreased from $2,280,109 at September 30, 2002 to $2,014,824 at March 31, 2003, including provision for bad debts of $54,442 at September 30, 2002 and $58,192 at March 31, 2003. Receivables decreased in reflection to a decrease in sales as the result of seasonality. Accrued liabilities decreased by $222,543. These decreases were off-set by an increase in accounts payable of $364,550, an increase in inventory of $461,611, an increase in revolving note payable of $321,954 and an increase in pre-paid expenses of $40,247. The increase in payables and inventory was attributed to orders placed for delivery of product in 2003 as well as forecast demand in orders for the peak construction season first few months of 2003. The changes in accrued liabilities, revolving note payable and pre-paid expenses are related to normal timing of the different category of accounts through this quarter. The working capital deficit reflected above represents the addition of inventory and associated payables as Whitco has increased available inventory for rapid shipment to customers during the peak summer building season.




     Cash provided by (used in) operations for the six months ended March 31, 2003, the six months ended March 31, 2002, nine months ended September 30, 2002 and year ended December 31, 2001 was ($262,190), $103,433, $397,110 and $327,469
respectively. The cash used by operations for the six months ended March 31, 2003 resulted primarily from a loss of $210,676, a decrease in trade receivables of $265,285, an increase in inventories of $461,611 and a decrease in accrued liabilities of $197,560. Accrued liabilities decreased primarily as the result of payment of commissions. Prepaid expenses and other expenses increased by $38,230, accounts payable increased by $364,550. For the six month period ended March 31, 2002, cash provided by operations resulted primarily from net income of $106,444, an increase in accounts receivable of $339,418 and a decrease in accounts payable of $205,666. These decreases were off-set by decreases in inventory of $382,430 and an increase in other accrued liabilities of $93,295. Prepaid expenses and other expenses decreased by $3,889. For the nine month period ended September 30, 2002, cash provided by operations resulted from net income of $147,734, and an increase in accounts payable of $720,595 and other accrued expenses of $223,004. These increases were offset by an increase in accounts receivable of $813,817. Accrued liabilities increased as the result of timing of commission payments. Also, inventory decreased by $34,068, prepaid expenses and other expenses decreased by $21,938, and bad debt expense decreased by $32,406. For the year ended December 31, 2001, cash provided by operations resulted from net income of $321,653 depreciation and amortization of $249,415, and an increase in other accrued liabilities of $174,631. Accrued liabilities increased as the result of timing of commission payments. Depreciation and amortization is higher compared to other periods as the result of Whitco's adoption of Statement of Financial Accounting Standards No. 142 (SFAS 142) in January 1, 2002. This change in policy resulted in the elimination of amortization of goodwill. These increases were off-set by increases in inventories of $190,183, and decreases in accounts payable of $219,257. Increases were also reported in prepaid expenses and other by $14,849 and off-set by allowance for bad debt of $9,048. Receivables increased by $2,989.

     Primarily as a result of purchases of property and equipment, cash used in investing activities for the six months ended March 31, 2003, the six months ended March 31, 2002, nine months ended September 30, 2002 and year ended December 31, 2001 was ($13,718), ($18,626), ($74,307) and ($26,934)respectively.

     Cash provided/(used) in financing activities for the six months ended March 31, 2003, the six months ended March 31, 2002, nine months ended September 30,2002 and year ended December 31, 2001 was $275,908, ($84,804), ($322,803) and
($308,679) respectively. For the six months ended March 31, 2003 there was an increase in revolving notes payable of $321,954. For the six months ended March 31, 2002, there was a decrease in revolving notes payable of $49,281 and payments on short-term and long-term notes payable of $35,523. For the nine months ended September 30, 2002, cash flows decreased as the result of redemption of partner's interest of $1,200,000 to purchase the partnership interests of two partners. This decrease was primarily matched by an increase from the proceeds of long-term debt of $546,000 and the sale of partnership interest of $655,000. Payments on short-term and long-term notes payable and revolving note payable was $224,527 and $99,276, respectively.


For the year ended December 31, 2001, there was a $213,565 increase in revolving note payable off-set by payments on short-term and long-term notes payable of $228,644 and partners' distributions of $293,600. The partner's distributions were made to pay partner's tax liabilities incurred during the year.


Material cash requirements for the next twelve months not in the ordinary course of business relate to the expenses incurred in connection with the transactions contemplated herein. This is expected to be an additional $180,000 through September 30, 2003. Regarding repayment of debt, over the next 12 months Whitco's current maturities of long term debt are $257,646 of subordinated debt. One $200,000 payment is due on June 30, 2003, while the rest is spread evenly over the entire year. Wentworth intends to fund future payments on these obligations through operational cash flow and further utilization of its existing credit facility. Current debt repayments can be paid through Whitco's cash flow or the additional availability afforded through the secured line of credit. Whitco, during the last six months of each fiscal year, encounters peak sales and earnings as commercial construction hits the summer season nationwide.

Whitco currently has a $2,000,000 credit facility with PNC Bank, evidenced by a demand promissory note. The outstanding balance at December 31, 2002 was $1,172,105 and the current balance is approximately $1.4 million. Whitco can borrow the lesser of $2,000,000 or the aggregate of 80% of eligible accounts receivable and 50% of eligible inventory as defined in the agreement with PNC. Whitco is currently in violation of clauses relating to (1) Whitco having a tangible net worth (as defined in the PNC Agreement) of not less than $300,000,
(2) the ratio of (Total Debt - Subordinated Debt) to (Book Net Worth + Subordinated Net Worth - Intangible Assets) is greater than 8 to 1 and (3) cash flow coverage shall not be below 1.0 to 1.0. As a result of this default, PNC can call the note, although the note could have been called at any time in any event as it is a demand note. Whitco is in active negotiations with alternative lenders and has received some commitment letters indicating interest in this credit facility and will actively pursue alternative lenders should the note with PNC be called. Consequences to Whitco will consist of having to immediately put in place a new credit facility in an amount sufficient to cover the entire PNC credit facility. Whitco has received alternative lender proposals to provide coverage to meet or exceed the outstanding PNC note.


Impact of Recently Issued Accounting Pronouncements

         In July 2002, the FASB issued Statements of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by SFAS 146 include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 is not expected to have a material effect on Whitco's financial position or results of its operations.

         In August 2002, the FASB issued Statements of Financial Accounting Standards No. 147, "Acquisitions of Certain Financial Institutions" (SFAS 147). SFAS 147 requires financial institutions to follow the guidance in SFAS 141 and SFAS 142 for business combinations and goodwill and intangible assets, as opposed to the previously applied accounting literature. This statement also amends SFAS 144 to include in its scope long-term customer relationship intangible assets of financial institutions. The provisions of SFAS 147 do not apply to Whitco.

         In December 2002, the FASB issued Statements of Financial Accounting Standards No.148, "Accounting for Stock-Based compensation - Transition and Disclosure - an amendment of FASB Statement 123" (SFAS 123). For entities that change their accounting for stock-based compensation from the intrinsic method to the fair value method under SFAS 123, the fair value method is to be applied prospectively to those awards granted after the beginning of the period of adoption (the prospective method). The amendment permits two additional transition methods for adoption of the fair value method. In addition to the prospective method, the entity can choose to either (i) restate all periods presented (retroactive restatement method) or (ii) recognize compensation cost from the beginning of the fiscal year of adoption as if the fair value method had been used to account for awards (modified prospective method). For fiscal years beginning December 15, 2003, the prospective method will no longer be allowed. Whitco currently accounts for its stock-based compensation using the intrinsic value method as proscribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and plans on continuing using this method to account for stock options, therefore, it does not intend to adopt the transition requirements as specified in SFAS 148. Whitco has adopted the new SFAS 148 disclosure requirements of SFAS 148 in these financial statements.

         In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity ("FAS 150"). FAS 150 requires that three classes of freestanding financial statements that embody obligations for entities be classified as liabilities. Generally, FAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not believe the adoption of FAS 150 will have a material impact on its financial position or results of operations.


Certain Factors That May Affect Future Results


     This report contains forward-looking statements and actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth in this prospectus. Whitco's future operating results may be affected by a number of factors, including general economic conditions in both foreign and domestic markets, cyclical factors affecting the industry, lack of growth in Whitco's end-markets, the ability to comply with government regulations, failure to manage its business and the ability to sell both new and existing products at a profitable yet competitive price.


     The industry in which Whitco operates is highly competitive and Whitco expects such competition to continue in the future. Most of Whitco's competitors are larger and have substantially greater financial, technical and marketing resources.

                WENTWORTH MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND PLAN OF OPERATION

Business

         We were organized under the laws of the State of Delaware on March 7, 2001, to pursue a merger, acquisition or other business combination with an operating business. Our principal business objective is to seek long-term growth potential through the acquisition of a business rather than immediate, short-term earnings. On February 12, 2003, we entered into an agreement with Whitco Company, L.L.P. to merge with a newly formed, wholly owned subsidiary. Since our organization, our activities have been limited to the initial sale of shares of common stock in connection with our organization, the preparation of the registration statement and the prospectus for our initial public offering, reviewing various businesses and negotiating a merger agreement with Whitco. We have not engaged in any substantive commercial business. We maintain our office at 650 So. Cherry Street, Suite 420, Denver, Colorado 80246. Our telephone number is (303) 320-1870.

Plan of Operation

         We are currently in the development stage. We have no operating business, and all our activities since inception have been related to our formation and completing our initial public offering in which we raised $50,000 of gross proceeds from the sale of 50,000 shares. Our ability to continue operations is contingent upon completing a business combination. To date, we have not incurred any material costs or expenses other than those associated with formation of Wentworth and the IPO, which we completed in November 2002. Pursuant to Rule 419 under the Securities Act, the gross proceeds from the offering of $50,000, less 10%, are being held in escrow and, as of December 31, 2002, we had cash on hand of $47,125 including such escrowed funds. We will use the net proceeds of the IPO, together with the income and interest earned thereon, if any, to pay the costs associated with the Offering. We do not have discretionary access to any income on the monies in the escrow account and stockholders will not receive any distribution of the income or have any ability to direct the use or distribution of any such income. Thus, any such income will cause the amount in escrow to increase. No cash compensation has been paid to any officer or director in their capacities as such. Since the role of present management after a business combination is uncertain, we cannot determine what remuneration, if any, will be paid to present management after a business combination.

         If we do not complete a business combination within eighteen months from the date of the commencement of the IPO, the escrow agent will return the escrowed funds to the investors on a proportionate basis, with interest, if any, in accordance with SEC Rule 419. We anticipate being able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

     We have entered into the agreement, dated as of February 12, 2003, with Whitco Company, L.L.P. The agreement calls for our acquisition of all of the issued and outstanding partnership units and options to purchase partnership units for an aggregate of 3,800,000 shares and options to purchase shares of common stock, consisting of 2,991,368 shares of common stock to be issued and 808,632 options to purchase common stock. Whitco is a national manufacturer and seller of lighting poles for areas of the outdoor lighting industry, including sports arenas, area lighting, such as shopping mall parking lots, and roadway lighting. We intend to operate Whitco as a wholly-owned subsidiary upon completion of the transaction contemplated by the agreement.

     The closing of the transaction contemplated by the agreement is conditioned upon a number of factors, including satisfactory due diligence reviews, regulatory approvals, as necessary, our filing and causing to become effective a post-effective amendment to our registration statement on Form SB-2 in compliance with SEC Rule 419 and reconfirmation by the IPO purchasers of their investment. Under Rule 419, we cannot acquire a target business unless its fair value represents 80% of the Offering proceeds. In addition, the Colorado Securities Act further requires, among other things, that the proceeds of the Offering not be removed from escrow until 50% of the gross proceeds of the Offering are committed to one or more specific lines of business. To determine the fair market value of a target business, our management has examined the financial statements, including balance sheets and statements of cash flow and stockholders' equity, of Whitco, focusing attention on its assets, liabilities, revenue and net worth, as well as taking into account the business plan, opportunity for growth and other measures generally used to evaluate businesses.

     Upon the consummation of the transaction with Whitco, our management will change. It is possible that, after we successfully consummate the exchange, Whitco may desire to employ or retain one or a number of members of our management or our directors for the purposes of providing services to the surviving entity. However, we have adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision to undertake the Whitco transaction. Each member of management has agreed to disclose to the Board of Directors any discussions concerning possible employment by Whitco following the transaction and to abstain from voting on the transaction. To date, Whitco has not had any discussions with, nor made any offers of employment to, any officers or members of the Board of Directors of Wentworth.


     The proceeds from the IPO currently held in escrow will be released to us, and the shares sold in the IPO released to the purchasers, if we close the transaction contemplated by the agreement, our post-effective amendment to our registration statement is declared effective and at least two-thirds in interest of the purchasers in the offering reconfirm their investment in Wentworth. No assurance can be given that the due diligence reviews contemplated by the agreement will be completed satisfactorily, that our post-effective amendment to our registration statement will be declared effective by the SEC, that at least two-thirds in interest of the purchasers in the offering will reconfirm their investments in Wentworth or that all other conditions necessary to close the transaction contemplated by the agreement will be successfully completed and that we will acquire Whitco.

In analyzing prospective business combinations, we have considered such matters as:

o    available technical, financial, and managerial resources,
o    working capital and other financial requirements,
o    history of operations, if any,
o    prospects for the future,
o nature of present and expected competition, o the quality and experience of management services which may be available and the depth of that management,
o the potential for further research, development, or exploration, o specific risk factors not now foreseeable but which then may be o anticipated to impact on our proposed activities,
o    the potential for growth or expansion, o the potential for profit,
o the perceived public recognition or acceptance or products or services and name identification and other relevant factors.

         As part of our investigation, our officers and directors have met personally with Whitco's management and key personnel, checked references of management and key personnel and taken other reasonable investigative measures, to the extent of our limited financial resources and management expertise.

Our Initial Public Offering

     We completed our initial public offering in November 2002 and sold a total of 50,000 shares of common stock at a price of $1.00 per share. All of the shares were sold for our benefit and there were no selling stockholders in the IPO. The $50,000 proceeds of the IPO, less 10%, or $5,000, which was disbursed to us for expenses, were placed into escrow in accordance with Rule 419 under the Securities Act. There was no underwriter for the IPO. Accordingly, no underwriter commissions, underwriter expenses or dealer allowances were paid in connection with the IPO. Other than the $5,000 disbursed to us for expenses, no other amounts have been disbursed to us as Rule 419 requires us, as a "blank check" company, to hold the proceeds from our IPO, less 10% for payment of expenses incurred in connection with the IPO, in escrow pending the earlier of the (a) expiration of an eighteen month period commencing on the date on which the registration statement for our IPO was originally declared effective or (b) reconfirmation by at least two-thirds in interest of the investors in our IPO of their respective purchases in the IPO following receipt by these investors of a prospectus containing required information and disclosures concerning, among other matters, the results of the IPO and our proposed acquisition of one or more businesses or assets that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum proceeds to be received from the IPO. All of the $5,000 disbursed to us for payment of expenses has been paid to the accountants as compensation for services provided in connection with the IPO. No part of the $5,000 was paid to officers, directors, promoters, controlling shareholders or affiliates.

                                   MANAGEMENT

Executive Officers and Directors

Wentworth III, Inc.

Set forth below is Wentworth's current executive officers and directors, their ages and principal positions with Wentworth.

Name                                       Age           Position
---------------------                      ---           ----------------------

Kevin R. Keating (1)                       62            President, Chief
                                                         Financial Officer and
                                                         Director

Spencer I. Browne (1)                      51            Secretary and Director

--------------------
(1) May be deemed our "Promoters" as that term is defined under the Securities Act.

Kevin R. Keating is an investment executive and for the past five (5) years has been the Branch Manager of the Vero Beach, Florida office of Brookstreet Securities Corporation. Brookstreet Securities is a full-service, national network of independent investment professionals. Mr. Keating services the investment needs of private clients with special emphasis on equities. For more than 35 years, he has been engaged in various aspects of the investment brokerage business. Mr. Keating began his Wall Street career with the First Boston Corporation in New York in 1965. From 1968 through 1974, he was employed by several institutional research boutiques where he functioned as Vice President-Institutional Equity Sales. From 1974 until 1982, Mr. Keating was the President and Chief Executive Officer of Douglas Stewart, Inc., a New York Stock

Exchange member firm. Since 1982, he has been associated with a variety of firms as a registered representative servicing the needs of individual investors. Mr. Keating is a graduate of Holy Cross College with a degree in Business Administration. Mr. Keating is a director of Wentworth II, Inc. and Wentworth III, Inc. and holds other directorships in the following reporting companies:
Wentworth I, Inc. and iVideoNow, Inc. Mr. Keating is expected to remain a director following consummation of the transactions with Whitco.

Spencer I. Browne is a principal of Strategic Asset Management, LLC, a privately owned investment firm which he founded in November 1996. Prior to that date, Mr. Browne held various executive and management positions with several publicly traded companies engaged in businesses related to the residential and commercial mortgage loan industry. From August 1988 until September 1996, Mr. Browne served as President, Chief Executive Officer and a director of Asset Investors Corporation (AIC), a New York Stock Exchange traded company he co-founded in 1986. He also served as President, Chief Executive Officer and a director of Commercial Assets, Inc., an American Stock Exchange traded company affiliated with AIC, from its formation in October 1993 until September 1996. In 1999, AIC acquired Commercial Assets, Inc. and changed its name to American Land Lease, Inc. (ANL). In addition, from June 1990 until March 1996, Mr. Browne served as President and a director of M.D.C. Holdings, Inc., a New York Stock Exchange traded company and the parent company of a major homebuilder in Colorado. Mr. Browne also has served as a director of Annaly Management, Inc. since 1997, a New York Stock Exchange traded company, Internet Commerce Corporation, a Nasdaq traded company, since October 2001 and Mego Financial Corp., a Nasdaq traded company, since January 2002. Mr. Browne received a Bachelor of Economics degree from the University of Pennsylvania's Wharton School of Business in 1971 and attained a J.D. Degree, Cum Laude from Villanova University School of Law in 1974. Mr. Browne is a director of Wentworth III, Inc., Wentworth II, Inc. and Wentworth I, Inc., and holds other directorships in the following reporting companies: Annaly Mortgage Management, Inc., Internet Commerce Corporation, Mego Financial Corp. and iVideoNow, Inc.

Dennis H. Depenbusch, 39, is currently the managing partner and Chief Executive Officer of Whitco Company, L.L.P. He has held these positions since June 2000, when he led the acquisition of Whitco from its then-current owners. Prior to his leading the acquisition of Whitco, he was a Vice President for Euronet Worldwide from May of 1995 to June of 2000. During his tenure with Euronet, a technology company based in Leawood, Kansas, he assisted in building its country operations in Poland, Germany and the United Kingdom, as well as contributed to Euronet's acquisition of venture capital investment and eventual listing on the NASDAQ
(EEFT). Mr. Depenbusch holds an MBA, Summa Cum Laude, and a BS in Business from the University of Kansas. Mr. Depenbusch is expected to become the Chief Executive Officer and Chairman of the Board of Directors of Wentworth upon consummation of the acquisition of Whitco.

Henry Glover, 46, joined Whitco in January 2002 as the President. Mr. Glover has twenty years of experience in the lighting industry in key leadership roles. These assignments included work for three of the larger lighting conglomerates in the country: Genlyte Thomas, where he was Vice President and general manager of its Wide-Lite division from 1996-2000; USI Lighting from 1990-1992, where he was Vice President of Sales and Vice President of Lighting from 1993-1996; and Lithonia Lighting, where he worked from 1981 through 1989 in various positions, including analyst, product development manager, marketing manager and regional sales manager. Wide-Lite is a manufacturer of energy-efficient specification grade lighting and lighting controls. Mr. Glover has held senior level positions in sales and operational management for these companies. In 2001, Mr. Glover was CEO and principal of iCareers, LLC, an Internet recruiting site focused on lighting placements. Mr. Glover has an MBA from the University of Georgia and a BS in Economics from the College of Charleston. Mr. Glover is expected to become President and a member of the Board of Directors of Wentworth upon consummation of the merger.

Mary Titus, 43, is expected to become a director of Wentworth and a member of the audit committee upon successful completion of the transaction with Whitco. Since December 2000, Ms. Titus has worked for uRoam Corporation, a web based remote access provider, in Sunnyvale, CA. Ms. Titus is currently the Chief Financial Officer, Vice President of Administration and the corporate Secretary for uRoam, handling all finance, human resource and corporate compliance matters. From October 1999 through June 2000, Ms. Titus was the Chief Financial Officer, Vice President of Administration and the corporate Secretary for healthshop, an Internet based retailer of health products. From September 1998 through January 1999, Ms. Titus was Chief Financial Officer and the corporate Secretary for Crag Technologies, a San Jose based data storage company, where she was responsible for all finance and corporate compliance matters. From April through August 1998, Ms. Titus handled integration and strategic acquisition matters for Adaptec, following its acquisition of Ridge Technologies. Prior to that, Ms. Titus handled all finance, securities and acquisition matters at Ridge Technologies, a redundant storage controller company located in San Jose, CA.

Tracy B. Taylor, 49, is expected to become a director of Wentworth and a member of the compensation committee upon successful completion of the transaction with Whitco. Since March, 2002, Mr. Taylor has been President of the Kansas Technology Enterprise Corporation, Topeka, Kansas. From 2001 to the KTEC appointment, Mr. Taylor was President of Taylor and Associates, a private equity investment firm. From 1999-2001 Mr. Taylor was Vice President for Townsend Capital, Lee's Summit, Missouri. From 1994 to 1999, he held various positions with Cohen Esrey real estate services in Kansas City, Missouri. From 1988 to 1994, Mr. Taylor held graduating positions leading to Treasurer and finally Vice President for Administration for Sprint Corporation in Westwood, Kansas. Mr. Taylor received a B.A. in history/political science, magna cum laude, in 1976 from Bethany College in Lindsborg, Kansas and an MBA with a finance concentration, from the University of Kansas in 1979.

Management Following The Whitco Transaction

Management of Wentworth following consummation of the transactions with Whitco is currently expected to be as follows:

Name                                      Position
---------------------                     ----------------------
Dennis H. Depenbusch                      Chief Executive Officer

Henry Glover                              President

Currently, no other executive officers of Wentworth are contemplated, however, all current employees of Whitco are expected to continue in their current positions with Whitco, as set forth herein.

Other Blank Check Offerings

Kevin R. Keating, our President and a director, is involved as an officer, director, founder, promoter and principal stockholder of Wentworth I, Inc. and Wentworth II, Inc., which are also blank check companies. Mr. Browne, our Secretary and a director, is also involved as an officer, director, founder, promoter and principal stockholder of Wentworth II, Inc. and Wentworth I, Inc. Each of these individuals works to evaluate potential business combinations with respect to each of the blank check companies with which such individual is affiliated. It is anticipated that Mr. Keating will remain a director of Wentworth III following the transactions with Whitco and that both Mr. Keating and Mr. Browne will be involved as officers, directors, founders, promoters and principal stockholders of other blank check companies in the future.

Kevin R. Keating holds 125,000 shares of common stock of Wentworth I, Inc., which he purchased at a price of $0.05 per share, for an aggregate purchase price of $6,250. After the offering of common stock by Wentworth I, Mr. Keating held 62.5% of the outstanding shares of stock of Wentworth I. Mr. Keating holds 90,000 shares of Wentworth II, Inc. which he purchased at a price of $0.05 per share for an aggregate purchase price of $4,500. He presently holds 60% of the outstanding shares of common stock of Wentworth II, but after the completion of Wentworth's offering of common stock he will hold 45% of the outstanding shares of common stock. Mr. Keating has not yet disposed of any shares of common stock of Wentworth I or Wentworth II.

Spencer I. Browne holds 60,000 shares of Wentworth II, Inc. which he purchased at a price of $0.05 per share for an aggregate purchase price of $3,000. He presently holds 40% of the outstanding shares of common stock of Wentworth II, but after the completion of that company's offering of common stock he will hold 30% of the outstanding shares of common stock. Mr. Browne has not yet disposed of any shares of common stock of Wentworth II. Mr. Browne also holds 25,000 shares of Wentworth I, Inc., which he purchased at a price of $0.05 per share for an aggregate purchase price of $1,250.00.

There have been no material payments to Mr. Keating or Mr. Browne in connection with any affiliation with the above mentioned blank check companies. In addition, there is currently no trading market for the securities of either Wentworth I or Wentworth II.

Executive Compensation


Wentworth III, Inc.


Since our inception, we have paid no cash compensation to our officers or directors for serving in such capacities. We do not anticipate compensating our officers and directors prior to completing our acquisition of Whitco.


Whitco Company, LLP


                           Summary Compensation Table

The following table sets forth information regarding the compensation paid during the years ended December 31, 2002, 2001, and 2000 by Whitco Company, LLP to Dennis H. Depenbusch and Henry Glover. Mr. Depenbusch and Mr. Glover will be both Board Members and officers of the merged company. There are no other anticipated officer assignments at the present time.



Name and All Other         Year                        Other
Principal Positions        Ended                       Annual            Securities
Compensation               Dec 31,  Salary    Bonus    Compensation      Underlying
                                    ($)       ($)      ($)               Options (#)

Dennis Depenbusch
Managing Partner           2002     $130,000  $0       $0                0
Henry Glover
President                  2002     $130,000  $0       $24,706(1)        57.125

Dennis Depenbusch
Managing Partner           2001     $100,000  $0       $0                0
Henry Glover
President(2)               2001     $0        $0       $0                0

Dennis Depenbusch
Managing Partner(3)        2000     $50,000   $0       $0                0

(1) Represents compensation related to relocation expenses associated with the hiring of Mr. Glover

(2)  Henry Glover began employment with Whitco on January 2, 2001

(3)  Whitco Company, LLP acquired Whitco Sales, Inc. on June 30, 2000

Option Grants in Six Months Ended March 31, 2003 and Last Fiscal Year Ended September 30, 2002

No options to purchase partner units were granted to Dennis Depenbusch in the six months ended March 31, 2003 and the fiscal year ended September 30, 2002.

For the six months ended March 31, 2003, options to purchase 17.5 partner units were granted to Henry Glover at a strike price of approximately $2,890 per unit. These options, on a converted basis represent approximately 22,736 shares at a strike price of $0.86 per share. These options vest equally over 5 years and can fully vest when Whitco acquires a majority interest of a company that is subject to the periodic reporting under the Securities Exchange Act of 1934.

For the fiscal year ended September 30, 2002, options to purchase 57.125 partner units were granted to Henry Glover at a strike price of approximately $2,890 per unit. These options, on a converted basis represent 74,215 shares at a strike price of $0.86 per share. These options vest equally over a 5 year period and can only fully vest in the event Whitco receives an offer to sell substantially all of its assets which offer Whitco desires to accept.

Aggregate Option Exercises in Six Months Ended March 31, 2003 and Last Fiscal Year Ended September 30, 2002

No options to purchase Whitco partnership units were exercised by Dennis Depenbusch, Henry Glover or any employee during the six months ended March 31, 2003 or the fiscal year ended September 30, 2002.

Compensation of Directors

Whitco Company, LLP is a Limited Liability Partnership and has no directors. Other than the compensation listed above to Dennis Depenbusch, and tax distributions made to partners for their personal income tax liabilities, no additional compensation has been made to any partner.

Employment Agreements

As of December 31, 2002, Whitco entered into an employment agreement with Henry Glover, expiring December 31, 2003, providing for him to serve as Whitco's President and Chief Executive Officer at an annual rate of $150,000. Mr. Glover is also eligible for medical and dental benefits, as well as such other benefits as may be offered to executive officers from time to time. Mr. Glover's employment agreement contains a confidentiality provision as well as a non-compete clause for one year following his employment with Whitco. We anticipate entering into an employment agreement with Dennis Depenbusch.


Certain Relationships and Related Transactions

               The following table sets forth all long term debt issued to parties related to Whitco:

LONG-TERM DEBT:

        Long-term debt for the periods set forth below consisted of the following:

                                                                                       March 31, 2003     September 30,
                                                                                                              2002
                                                                                       ---------------   ----------------
       Noninterest bearing note payable to an individual, also an employee of
       Whitco, Kip Pritchard, discounted at 6.22% (unamortized discount of
       $16,834 and $20,207 at March 31, 2003 and September 30, 2002,
       respectively), payable in monthly installments of $7,375. Kip Pritchard is a member of the Pritchard family from which Whitco was purchased in
       2000. The note was issued on June 30, 2000 in connection with such purchase.          185,377             222,175

       Note payable to an individual with indirect ownership in Whitco, note was assigned to a nonrelated limited partnership effective December 27, 2001, principal due July 31, 2005, interest payable monthly at a fixed rate of
       15%. This note was issued on June 30, 2000 in connection with the
       purchase of Whitco from the Pritchard family.                                         700,000             700,000

       Note payable to Celestine C. Depenbusch, the mother of Dennis H.
       Depenbusch, principal due July 31, 2005, interest payable monthly at a fixed rate of 15%. This note was issued on June 30, 2000 in connection
       with the purchase of the Whitco from the Pritchard family.                                  -              50,000

       Subordinated, unsecured 15% note payable to a partner, Larry Doskocil, due April 30, 2004. This note was issued on May 1, 2002 in connection
       with the buy-out of certain partnership interests of Whitco.                                -             250,000

       Subordinated,  unsecured 15% note payable to a partner,  Larry Doskocil,  due
       April 30, 2007.  This note was issued on May 1, 2002 in  connection  with the
       buy-out of certain partnership interests of Whitco.                                    20,000              20,000

       Subordinated,  unsecured 15% note payable to Dennis H. Depenbusch,  due April
       30,  2007.  This  note  was  issued  on May 1,  2002 in  connection  with the
       buy-out of certain partnership interests of Whitco.                                         -              76,000

       Subordinated,   unsecured   15%  note   payable  to  a  partner,   Jacqueline
       Middlecamp,  due  April  30,  2007.  This  note was  issued on May 1, 2002 in
       connection with the buy-out of certain partnership interests of Whitco.                50,000              50,000

       Subordinated,  15%  unsecured  note payable to Kip  Pritchard,  due April 30,
       2007.  This note was issued on May 1, 2002 in connection  with the buy-out of
       certain partnership interests of Whitco.                                              150,000             150,000
                                                                                       -------------     ---------------
                                                                                       $   1,105,377     $     1,518,175
                                                                                       =============     ===============




        During the six months ended March 31, 2003 and 2002, the nine months ended September 30, 2002 and the year ended December 31, 2001, Whitco had $24,000, $33,375, $27,875 and $0, respectively, of interest expense on notes due to related parties.


OTHER RELATED PARTY TRANSACTIONS:

        During the six months ended March 31, 2003 and 2002, the nine months ended September 30, 2002 and for the year ended December 31, 2001, Whitco paid $30,000, $12,000, $24,000 and $24,000, respectively, for accounting and administrative services to an entity related through common ownership. The common ownership ended May 1, 2002.

        During the six months ended March 31, 2003 and 2002, the nine months ended September 30, 2002 and the year ended December 31, 2001, Whitco had sales of $235,823, $274,676, $266,580, and $679,527, respectively, to an entity whose principal owner is the brother of an employee of Whitco. Accounts receivable from this related entity were $43,058 and $24,894 at March 31, 2003 and 2002, respectively.


         Celestine C. Depenbusch is the mother of Whitco's Managing Partner, Dennis H. Depenbusch. Celestine C. Depenbusch currently owns approximately
140.89 partner units of Whitco, representing approximately 15.78% of the approximately 892.83 outstanding shares of Whitco. Celestine Depenbusch exercises 100% voting power and control over all 140.89 partner units owned by her.


         On October 9, 2001, Kevin R. Keating, our President, Chief Financial Officer and a director, purchased 90,000 shares of common stock for $.05 per share, or an aggregate of $4,500. On the same day, Spencer I. Browne, our Secretary and a director, purchased 60,000 shares of common stock for $.05 per share, or an aggregate of $3,000.

The sole finder is Keating Investments, LLC, a California limited liability company and a registered broker-dealer. Timothy J. Keating, the son of our President, Kevin R. Keating, is the Managing Member of, and holds approximately an 87% interest in, Keating Investments, LLC. Keating Investments has an agreement with Whitco to provide general financial advisory services with regard to the proposed acquisition of Whitco by Wentworth. Keating Investments may also act as exclusive placement agent in connection with a later financing by Whitco, on terms and conditions to be negotiated at a later date. Keating Investments will advise and assist Whitco in identifying and/or evaluating various financial alternatives that may be available to it, including without limitation, additional public or private sales of equity or debt securities, or such other form of financial transaction Keating believes may be of possible interest to Whitco. Keating will render such other financial advisory and investment banking services as may from time to time be agreed upon by Keating and Whitco.

Whitco shall pay to Keating:


(a) an investment banking fee of $100,000, which shall be due and payable in 10 monthly payments of $10,000 each beginning 30 days after Whitco's common stock begins trading on the Over-the-Counter Bulletin Board, (b) upon closing of the transactions between Wentworth and Whitco, two hundred thousand (200,000) shares of restricted Wentworth common stock, having piggyback registration rights on customary terms, (c) a cash placement fee equal to 10% of the securities placed by Keating upon the closing of any offering of Whitco's securities, (d) a non-accountable expense allowance equal to 3% of the total amount of the securities placed by Keating upon the closing of any offering and (e) $1,000 as an expense advance to Keating for part of its due diligence expenses. In addition, Whitco shall issue five-year common stock purchase warrants entitling Keating to purchase up to 10% of the securities placed by Keating at an exercise price of 100% of the per share price of the placement, with the common stock underlying such warrants having piggyback registration rights on customary terms. The above fee is taken into account as a cash requirement on a going-forward basis and Whitco believes it has sufficient sales and earnings through the end of its fiscal year and the term indicated by the investment banking fee to fund this obligation. Further, assuming the merger is consummated, Whitco will not be incurring the professional fees required to complete this Form SB-2, thereby freeing up additional funds to pay this obligation.

While NASD Rule 2460 specifically prohibits broker-dealers such as Keating from accepting any payment or other consideration, directly or indirectly, from an issuer of a security, or any affiliate or promoter thereof, for publishing a quotation, acting as market maker in a security, or submitting an application in connection therewith, Keating represents that it maintains full compliance with this rule at all times, and the services to be provided are "bona fide services" as permitted by Rule 2460. Compensation paid to Keating is not intended to be, and should not be construed to be, for the provision of any market-making services.

Property

We currently utilize office space at 650 So. Cherry Street, Suite 420, Denver, CO 80246. This location currently serves as our principal place of business. We have no rent obligations as this space is leased by Strategic Asset Management, LLC, a company of which Spencer I. Browne, our Secretary and a director, is a member and which pays all rent on the space. The landlord for the property is a non-affiliated third party. We anticipate relocating our principal place of business to Whitco's offices at 6777 Camp Bowie Boulevard, Suite 233, Fort Worth, TX 76116 on consummation of the transaction with Whitco. See "Business of Whitco - Properties."

Limitation on Liability and Indemnification Matters

As authorized by the Delaware General Corporation Law, our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of the director's duty of loyalty to us or our stockholders; o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o    pursuant to Section 174 of the Delaware General Corporation Law; or
     o for any transaction from which the director derived an improper personal benefit.

This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his or her duty of care. These provisions will not alter the liability of directors under federal securities laws.

Our certificate of incorporation further provides for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under the Delaware General Corporation Law.

In connection with the acquisition of Whitco, we anticipate obtaining from them an assignment of the policy of insurance under which the directors and officers following the acquisition will be insured, subject to the limits of the policy, against certain losses arising from claims made against our directors and officers by reason of any acts or omissions covered under this policy in their capacities as directors or officers, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act, and is unenforceable.

Conflict of Interest Policy

To minimize potential conflicts of interest relating to acquisition transactions, we have established a policy which provides that:

o we will not combine with any target business or enter into any acquisition transaction in which any of our officers, directors or non-public stockholders, or their respective affiliates, serves as an officer, director or partner or owns or holds an ownership interest in any other party to the combination or transaction; and

o our management may not negotiate or otherwise consent to the purchase of their respective securities in Wentworth as a condition of, or in connection with, our entering into such a combination or transaction.

By virtue of having signed the registration statement of which this reconfirmation prospectus is a part, our directors and officers confirm they are aware of this policy and know of no circumstances under which, through their own initiative, this policy has been violated.

Our officers and directors currently have and/or may in the future have real or potential conflicts of interest with us in connection with their allocation of business time and with respect to corporate opportunities.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information known to us with respect to the beneficial ownership of common stock, as of the date of this reconfirmation prospectus and as adjusted to reflect the issuance of the maximum 3,800,000 shares and options to purchase shares of common stock, which such number includes 200,000 shares to be issued to Keating Investment, LLC as a fee, in connection with our acquisition of Whitco by:

o each person known by us to beneficially own 5% or more of common stock, o each of our executive officers and directors, and o all of our executive officers and directors as a group.

         Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.

         For the purposes of the table, the base number of outstanding shares are: currently, 200,000; upon completion of the acquisition, 3,391,367.

Except as otherwise indicated in the notes to the following table,

o we believe that all shares are beneficially owned, and investment and voting power is held, by the persons named as owners; and

o the address for each beneficial owner listed in the table, except where otherwise noted, is c/o Whitco Company, L.L.P., 6777 Camp Bowie Boulevard, Suite 233, Fort Worth, TX 76116.

                                                          Currently                      After the Acquisition
                                               ------------------------------       -------------------------------
                                                Amount and        Percentage         Amount and        Percentage
                                                 Nature of         of Shares          Nature of         of Shares
                                                Beneficial       Beneficially        Beneficial       Beneficially
Name of Stockholder                              Ownership           Owned            Ownership           Owned
-------------------                              ---------           -----            ---------           -----
Kevin R. Keating (1).......................       90,000            45.0                90,000             2.65%
Spencer I. Browne (2)......................       60,000            30.0                60,000             1.77%
Steven P. Salinas..........................       41,600            20.8                41,600             1.23%
Dennis H. Depenbusch (3)...................            0               0             1,610,974(4)         47.50%
Henry Glover(5)............................            0               0                96,951(6)          2.78%
Mary Titus (7).............................            0               0                     0                0
Tracy B. Taylor (8)........................            0               0                     0                0
Keating Investments, LLC (9)...............            0               0               200,000             5.90%
Larry Doskocil Trust (10)..................            0               0               685,004            20.20%
Celestine Depenbusch (11)..................            0               0               472,048            13.92%
All executive officers and directors as a
   group (two people currently and four
   persons after the acquisition).........       150,000            75.0             1,707,925            50.36%

----------

(1) Mr. Keating currently is President, Chief Financial Officer and a director of Wentworth. It is anticipated that Mr. Keating will continue to serve as a director of Wentworth following the completion of our acquisition of Whitco. The address for this stockholder is 650 So. Cherry Street, Suite 420, Denver, CO 80246.
(2) Mr. Browne currently is Secretary and a director of Wentworth. We do not believe Mr. Browne will continue to serve as an executive officer or director following the completion of our acquisition of Whitco. The address for this stockholder is 650 So. Cherry Street, Suite 420, Denver, CO 80246.
(3) Mr. Depenbusch is currently managing partner of Whitco. We believe Mr. Depenbusch will serve as chief executive officer and chairman of the board of directors of Wentworth following completion of our acquisition of Whitco.
(4) Represents 3,350 shares of our common stock owned by Mr. Depenbusch and 1,607,624 shares owned by the Dennis H. Depenbusch Revocable Trust, an entity of which Mr. Depenbusch is a co-trustee.
(5) It is anticipated that Mr. Glover will become President and a director of Wentworth following the acquisition.
(6) Represents 96,951 shares of common stock issuable upon exercise of currently vested options granted to Mr. Glover.
(7) We believe Ms. Titus will serve as a director of Wentworth following completion of our acquisition of Whitco.
(8) We believe Mr. Taylor will serve as a director of Wentworth following completion of our acquisition of Whitco.
(9) Keating Investments, LLC is to receive 200,000 shares of common stock as a finder's fee upon consummation of the transaction with Whitco. The address for this stockholder is 383 Inverness Drive South, Suite 100, Englewood CO 80112.
(10)     Larry Doskocil is the sole trustee of the Larry Doskocil Trust.
(11)     Celestine Depenbusch is the mother of Dennis H. Depenbusch.
         Mr. Depenbusch exercises no voting or other control over Celestine Depenbusch's partnership interests.

         Control of Wentworth will be held by our management. Currently, our management controls 75% of the total voting power of Wentworth and, upon completion of the proposed acquisition of Whitco, our then anticipated management will control 50.36% of the total voting power, with additional stock and option grants to be given to members of our Board of Directors. See "Executive Compensation." Given their large voting control, our current management is in the position to elect all of the members of our board of directors and thereby control the policies of Wentworth. Our anticipated management following the acquisition transaction, together with their affiliates, if they choose to act in concert, will control a significant portion of the voting power of Wentworth and have the ability, through exercise of their options, to acquire additional shares of common stock. As such, our management has and will have substantial influence over Wentworth, which influence may not necessarily be consistent with the interests of our other stockholders.

                            DESCRIPTION OF SECURITIES

General

         We have authorized 40,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share, whose rights and designation(s) have not yet been established. We have 200,000 shares of common stock outstanding as of the date of this reconfirmation prospectus. We currently have outstanding no shares of preferred stock.

Common Stock

         Each share of common stock entitles its holder to one vote upon all matters on which holders of common stock are entitled to vote under applicable law or otherwise. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding common stock can elect all of our directors. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, each share of common stock will be entitled to share ratably in any assets available for distribution to holders of our equity securities after satisfaction of all liabilities and after providing for each class of stock, if any, having preference over the common stock.

         The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is issued.

Preferred Stock

         Our board of directors is authorized by our certificate of incorporation to designate and issue up to 10,000,000 shares of one or more series of preferred stock. No shares of preferred stock have been authorized or designated for future issuance by our board as of the date of this reconfirmation prospectus. We have no present plans to issue any such shares.

         In the event our board of directors does authorize, designate and issue shares of preferred stock, it may exercise its discretion in establishing the terms of such preferred stock. In the exercise of such discretion, our board may determine the voting rights, if any, of the series of preferred stock being issued, which could include the right to vote separately or as a single class with our common stock and/or other series of preferred stock; to have more or less voting power per share than that possessed by our common stock or other series of preferred stock; and to vote on certain specified matters presented to the shareholders or on all of such matters or upon the occurrence of any specified event or condition. On our liquidation, dissolution or winding up, the holders of preferred stock may be entitled to receive preferential cash distributions fixed by our board before the holders of our common stock are entitled to receive anything. Preferred stock authorized by our board could be redeemable or convertible into shares of any other class or series of our capital stock.

         The issuance of preferred stock by our board of directors could adversely affect the rights of holders of common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. The issuance of preferred stock could be used to discourage or prevent efforts to acquire control of Wentworth through the acquisition of shares of Common Stock, even if a change in control were in our stockholders' interest.

         We will not offer, sell or issue shares of any class of our preferred stock to any of our directors or executive officers, nor any affiliate of such persons, except:

o if the offer, sale or issuance is on the same terms as we offer such securities to all other existing stockholders or to new stockholders, or
o if the offer, sale or issuance is approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our or other independent counsel.

State Blue Sky Information

         We offered the common stock for sale in the IPO only in the State of Colorado. We believe that such shares, upon release from escrow in accordance with SEC Rule 419 and once they become transferable, will be eligible for sale on a secondary market basis in other states based upon the registration of the securities in such states, a listing in Standard and Poor's or Moody's manuals, or the availability of an applicable exemption from the state's registration requirements, subject, in each case, to the exercise of the broad discretion and powers of the securities commission or other administrative bodies having jurisdiction in each state, and any changes in statutes and regulations which may occur after the date of this reconfirmation prospectus. We will amend this prospectus to disclose additional states, if any, in which our securities will be eligible for resale in the secondary trading market.

Transfer Agent

         Corporate Stock Transfer of Denver, Colorado is our transfer agent and we anticipate they will continue to serve in such capacity upon consummation of the transaction with Whitco and the release of the shares from escrow.

                              PLAN OF DISTRIBUTION

         We offered the 50,000 shares on a self underwritten, all-or-none basis. We relied on the safe harbor exception of Rule 3a4-1 of the Securities Exchange Act to not be deemed a broker with respect to the offering. Neither Wentworth nor any officer or director of Wentworth received commissions in connection with our IPO.

A market may never develop for our common stock

     We arbitrarily set the offering price of the shares. We will pay all expenses incident to the registration of the common stock upon release of the IPO proceeds from escrow and will pay the expenses relating to this reconfirmation prospectus. We will not pay, among other things, the expenses, commissions and discounts of brokers, dealers or agents of the purchasers of the shares.


                           CERTAIN MARKET INFORMATION

     There has been, and there currently is, no public trading market for the common stock. A public trading market may never develop or, if one develops, may not be sustained. Accordingly, a resale of your securities may be difficult. No assurance can be given that a market will develop or that any security holder will be able to liquidate their investment without considerable delay, if at all. While we intend to apply for quotation of our securities on the Over-the-Counter Bulletin Board, we cannot guarantee that our application will be approved and that our securities are listed and quoted for sale. The trading market price of our securities may decline below the price at which the securities were sold to you. If a market for our securities should develop, their market prices may be highly volatile. In addition, an active public market for our securities may not develop or be sustained. If selling security holders sell all or substantial amounts of their securities in the public market, the market price of our securities could be adversely affected.

     The offering price was arbitrarily determined and may not reflect our value. The price of the common stock does not bear any relationship to our book value, assets, current or prospective earnings or any other recognized criterion of value.

     Federal regulations governing "penny stocks" could have a detrimental effect on holders of our securities. Our securities, when available for trading, will be subject to the SEC rules that impose special sales practice requirements upon broker-dealers that sell such securities to parties other than established customers or accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of our securities to buy or sell in any market that may develop. In addition, the SEC has adopted a number of rules to regulate "penny stocks." Because our securities may constitute "penny stock" within the meaning of these rules, the rules would apply to us and our securities. The rules may further affect the ability of owners of our securities to sell their securities in any market that may develop for them.
                         SHARES ELIGIBLE FOR FUTURE SALE

         We will have issued and outstanding 3,391,368 shares of common stock following the completion of the proposed acquisition transaction with Whitco and options to purchase 808,632 shares of common stock. Of such securities, the 50,000 shares sold in the IPO will be freely tradable without restriction or further registration under the Securities Act. All of the remaining common stock outstanding following the acquisition transaction is restricted securities, as that term is defined under Rule 144. All of the shares to be issued to the Whitco partners and option holders upon completion of the acquisition transaction will be deemed restricted stock for purposes of Rule 144 and, accordingly, may not be sold absent their registration under the Securities Act or pursuant to Rule 144 following their being held for the applicable holding periods set forth in Rule 144.

         In general, under Rule 144 as currently in effect, a person or group of persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year, including the holding period of any prior owner except an affiliate of ours, would be entitled to sell, within any three month period, a number of shares that does not exceed the greater of:

     o    1% of the number of then outstanding shares of our common stock, or
     o the average weekly trading volume of our common stock during the four calendar weeks preceding the sale;

provided, that public information about us as required by Rule 144 is available and the seller complies with manner of sale provisions and notice requirements.

         The volume limitations described above, but not the one-year holding period, also apply to sales of our non-restricted securities by our affiliates. A person who is not an affiliate, has not been an affiliate within three months before the sale and has beneficially owned the restricted securities for at least two years, is entitled to sell the restricted shares under Rule 144 without regard to any of the limitations described above.

         Before our IPO, there was no public market for our securities. We cannot predict the effect, if any, that sales of, or the availability for sale of, our securities will have on the market price of our common stock prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock might enter the public market through Rule 144 sales or otherwise, could adversely affect the prevailing market price of our securities and could impair our ability to raise capital in the future through the sale of securities.

         There may be an adverse effect on the market price of our securities because common stock is available for future sale. No prediction can be made as to the effect, if any, future sales, or the availability of shares of Common Stock for future sale, by us or by our directors and executive officers will have on the market price of our securities prevailing from time to time. Sales of substantial amounts of our securities, including shares issued upon the exercise of options or warrants, or the perception that such sales could occur, could adversely affect prevailing market prices for the our securities.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits and schedules thereto, under the Securities Act with respect to the securities sold in our IPO, and subject to the reconfirmation offering made under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits filed with it. For further information with respect to us and the securities sold in our IPO, reference is made to the registration statement and to the exhibits filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts, agreements and other documents filed as exhibits to the registration statement, and these statements are deemed qualified in their entirety by reference to the contract or document.

         You may inspect, without charge, all or any portion of the registration statement or any reports, statements or other information we file with the SEC at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549 and at the regional offices of the SEC located at 233 Broadway, New York, New York 10007 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these documents may also be obtained from the SEC's Public Reference Room at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         In addition, registration statements and other filings with the SEC are publicly available through its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system, located at www.sec.gov. The registration statement, including all exhibits and schedules and amendments, has been filed with the commission through the EDGAR system.

         We are subject to the reporting requirements of the Exchange Act and, in accordance with these requirements, we have and will continue to file reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we deem appropriate or as may be required by law.

                                LEGAL PROCEEDINGS

         We are not a party to nor are we aware of any existing, pending or threatened lawsuits or other legal actions.


                                     EXPERTS

     Our audited financial statements as of December 31, 2002 and for the year then ended included in this prospectus, and the registration statement of which this prospectus is a part, have been included herein in reliance on the report of Hein + Associates LLP, independent accountants, given on the authority of such firm as an expert in accounting and auditing.

     Our audited balance sheet as of December 31, 2001 not included in this prospectus and the related statements of operations, stockholders equity and cash flow for the period from inception (March 7, 2001) to December 31, 2001 included in this prospectus, and the registration statement of which this prospectus is a part, have been included herein in reliance on the report of Goldstein Golub Kessler LLP, independent accountants, given on the authority of such firm as an expert in accounting and auditing.

     Whitco's audited financial statements as of September 30, 2002 and for the nine months then ended included in this prospectus, and the registration statement of which this prospectus is a part, have been included herein in reliance on the report of Hein + Associates LLP, independent accountants, given on the authority of such firm as an expert in accounting and auditing.

     Whitco's audited statements of income, partners' equity and cash flows for the year ended December 31, 2001 included in this prospectus, and the registration statement of which this prospectus is a part, have been included herein in reliance on the report of Grant Thornton LLP, independent accountants, given on the authority of such firm as an expert in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

WENTWORTH III, INC.                                                                                                 PAGE
-------------------                                                                                                 ----

     Independent Auditors' Reports...................................................................................F-2

     Balance Sheets - March 31, 2003 (unaudited) and December 31, 2002...............................................F-4

     Statement of Operations - For the Three Months Ended March 31, 2003 (unaudited), for the Year
         Ended December 31, 2002, For the Period from March 7, 2001 (Date of Inception) to
         December 31, 2001 and For the Period from March 7, 2001 (Date of Inception) to March 31,
         2003 (unaudited)............................................................................................F-5

     Statements of Changes in Stockholders' Equity - For the Period from March 7, 2001 (Date of
         Inception) to December 31, 2002, for the Year Ended December 31, 2002 and for the Three
         Months Ended March 31, 2003 (unaudited).....................................................................F-6

     Statements of Cash Flows - For the Three Months Ended March 31, 2003 (unaudited), for the Year
         Ended December 31, 2002, For the Period from March 7, 2001 (Date of Inception) to
         December 31, 2001 and For the Period from March 7, 2001 (Date of Inception) to March 31,
         2003 (unaudited)............................................................................................F-7

     Notes to Financial Statements...................................................................................F-8


WHITCO COMPANY

     Independent Auditor's Report...................................................................................F-13

     Report of Independent Certified Public Accountants.............................................................F-14

     Balance Sheets - March 31, 2003 (unaudited) and September 30, 2002.............................................F-15

     Statements of Income - For the Six Months Ended March 31, 2003 and 2002 (unaudited),
         Three Months Ended December 31, 2002 (unaudited), Nine Months Ended September 30, 2002 and Year Ended December 31, 2001...........................................................................F-16

     Statements of Partners' Equity - For the Year Ended December 31, 2001, For the Nine Months
         Ended September 30, 2002, and For the Six Months Ended March 31, 2003 (unaudited)..........................F-17

     Statements of Cash Flows - For the Six Months Ended March 31, 2003 and 2002 (unaudited),
         Nine Months Ended September 30, 2002 and Year Ended December 31, 2001......................................F-18

     Notes to Financial Statements..................................................................................F-19

PRO FORMA FINANCIAL INFORMATION

    Introduction....................................................................................................F-28
    Pro Forma Combining, Condensed Balance Sheet (unaudited)........................................................F-29
    Pro Forma Combining, Condensed Statements of Operations (unaudited).............................................F-30
    Pro Forma Notes to Combining, Condensed Financial Information...................................................F-32

                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Wentworth III, Inc.
Denver, Colorado

We have audited the accompanying balance sheet of Wentworth III, Inc. (a development stage company) (the "Company") as of December 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wentworth III, Inc. as of December 31, 2002 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered operating losses since its inception and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





HEIN + ASSOCIATES LLP

Denver, Colorado
February 5, 2003

                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors
Wentworth III, Inc.


We have audited the accompanying balance sheet of Wentworth III, Inc. (a development stage company) as of December 31, 2001 (not presented herein), and the related statements of operations, stockholders' equity and cash flows for the period from March 7, 2001 (date of inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wentworth III, Inc. as of December 31, 2001 and the results of its operations, and its cash flows for the period from March 7, 2001 (date of inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has suffered operating losses since its inception and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


GOLDSTEIN GOLUB KESSLER LLP


New York, New York

May 24, 2002

                               WENTWORTH III, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS


                                                                                        MARCH 31, 2003     DECEMBER 31,
                                                                                                               2002
                                                                                       -----------------  ----------------
                                                                                         (unaudited)
                                                         ASSETS
CURRENT ASSETS:
    Cash                                                                               $         681      $       2,125
                                                                                       -------------      -------------
             Total current assets                                                                681              2,125
CASH-RESTRICTED                                                                               45,000             45,000
DEFERRED TAX ASSET,  net of valuation allowance of $7,371                                          -                  -
                                                                                       -------------      -------------
TOTAL ASSETS                                                                           $      45,681      $      47,125
                                                                                       =============      =============
                                                                                                        ------------------
                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable                                                                   $       5,964      $           -
    Accrued expenses                                                                          36,000             38,000
    Due to officer                                                                             1,035              1,035
                                                                                       -------------      -------------
             Total current liabilities                                                        42,999             39,035

STOCKHOLDERS' EQUITY:
    Preferred stock - $.01 par value; authorized 10,000,000 shares, none issued
    - - Common stock - $.01 par value; authorized 40,000,000 shares, 200,000 shares
         issued and outstanding                                                                2,000              2,000
    Additional paid-in capital                                                                25,937             25,937
    Deficit accumulated during the development stage                                         (25,255)           (19,847)
                                                                                       -------------      -------------
             Total stockholders' equity                                                        2,682              8,090
                                                                                       -------------      -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             $      45,681      $      47,125
                                                                                       =============      =============


              See accompanying notes to these financial statements.

                               WENTWORTH III, INC.
                          (A Development Stage Company)

                             STATEMENTS OF OPERATIONS




                                                                                             FOR THE
                                                                                           PERIOD FROM         FOR THE
                                                                                          MARCH 7, 2001      PERIOD FROM
                                                          FOR THE          FOR THE           (DATE OF       MARCH 7, 2001
                                                       THREE MONTHS       YEAR ENDED      INCEPTION) TO       (DATE OF
                                                           ENDED         DECEMBER 31,      DECEMBER 31,     INCEPTION) TO
                                                      MARCH 31, 2003         2002              2001        MARCH 31, 2003
                                                      ----------------  ---------------   ---------------  ----------------
                                                       (unaudited)                                            (unaudited)
     INTEREST INCOME                                  $           -     $          25     $          20    $          45

     OPERATING EXPENSES:
       Professional fees                                      2,978            17,753                 -           20,731
       Other general and administrative expense               2,430               797             1,342            4,569
                                                      -------------     -------------     -------------    -------------
           Total operating expenses                           5,408            18,550             1,342           25,300
                                                      -------------     -------------     -------------    -------------

     NET LOSS                                                (5,408)          (18,525)           (1,322)         (25,255)
                                                      -------------     -------------     -------------    -------------

     NET LOSS PER COMMON SHARE                        $       (0.03)    $       (0.09)    $        (0.01)
                                                      =============     =============     ==============

     WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING          200,000           200,000           150,000
                                                      =============     =============     =============



              See accompanying notes to these financial statements.

                               WENTWORTH III, INC.
                          (A Development Stage Company)

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

   FOR THE PERIOD FROM MARCH 7, 2001 (DATE OF INCEPTION) TO DECEMBER 31, 2002,
                FOR THE YEAR ENDED DECEMBER 31, 2002 AND FOR THE
                  THREE MONTHS ENDED MARCH 31, 2003 (unaudited)






                                                                          COMMON STOCK
                                                                 --------------- ----------------
                                                                     SHARES          AMOUNT
                                                                 --------------- ----------------

    Issuance of common stock for cash at $.05 per share               150,000    $      1,500

    Net loss for the period from March 7, 2001 (date of
        inception) to December 31, 2001                                     -               -
                                                                 ------------    ------------

    BALANCE, December 31, 2001                                        150,000           1,500
        Net proceeds from sale of common stock for cash
            received in public offering at $1.00 per share             50,000             500
        Net loss for the year ended December 31, 2002                       -               -
                                                                 ------------    ------------

    BALANCE, December 31, 2002                                        200,000           2,000

        Net loss for the three months ended March 31, 2003
            (unaudited)                                                     -               -
                                                                 ------------    ------------

    BALANCE, March 31, 2003 (unaudited)                               200,000    $      2,000
                                                                 ============    ============









                                                                 ADDITIONAL       DEFICIT DURING
                                                                  PAID-IN        THE DEVELOPMENT      STOCKHOLDERS'
                                                                  CAPITAL             STAGE              EQUITY


                                                              -----------------  ----------------------------------

     Issuance of common stock for cash at $.05 per share      $         6,000    $           -      $         7,500

     Net loss for the period from March 7, 2001 (date of
         inception) to December 31, 2001                                    -           (1,322)              (1,322)
                                                              ---------------    -------------      ---------------

     BALANCE, December 31, 2001                                         6,000           (1,322)               6,178
         Net proceeds from sale of common stock for cash
             received in public offering at $1.00 per share            19,937                -               20,437
         Net loss for the year ended December 31, 2002                      -          (18,525)             (18,525)
                                                              ---------------    -------------      ---------------

     BALANCE, December 31, 2002                                        25,937          (19,847)               8,090

         Net loss for the three months ended March 31, 2003
             (unaudited)                                                    -           (5,408)              (5,408)
                                                              ---------------    -------------      ---------------

        BALANCE, March 31, 2003 (unaudited)                   $        25,937    $     (25,255)     $         2,682
                                                              ===============    ==============     ===============



              See accompanying notes to these financial statements.

                               WENTWORTH III, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS




                                                                                          FOR THE
                                                                                        PERIOD FROM          FOR THE
                                                                                       MARCH 7, 2001       PERIOD FROM
                                                                        FOR THE          (DATE OF         MARCH 7, 2001
                                                   FOR THE THREE      YEAR ENDED       INCEPTION) TO        (DATE OF
                                                    MONTHS ENDED     DECEMBER 31,      DECEMBER 31,       INCEPTION) TO
                                                   MARCH 31, 2003        2002              2001          MARCH 31, 2003
                                                   ---------------  ----------------  ----------------   ----------------
                                                    (unaudited)                                             (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                       $      (5,408)   $     (18,525)    $      (1,322)     $      (25,255)
    Adjustments to reconcile net loss to net
      cash used in operating activities:
        Changes in operating assets and
         liabilities:
         Increase in restricted cash                           -          (45,000)                -             (45,000)
         Increase in accounts payable                      5,964                -                 -               5,964
         Increase (decrease) in accrued expenses          (2,000)           7,595               842               6,437
         Increase in due to officer                            -            1,035                 -               1,035
                                                   -------------    -------------     -------------      --------------
         Net cash used in operating activities            (1,444)         (54,895)             (480)            (56,819)

CASH USED IN INVESTING ACTIVITY                                -                -                 -                   -
                                                   -------------    -------------     -------------      --------------

CASH PROVIDED BY FINANCING ACTIVITY, proceeds
    from the issuance of common stock                          -           50,000             7,500              57,500
                                                   -------------    -------------     -------------      --------------

INCREASE (DECREASE) IN CASH                               (1,444)          (4,895)            7,020                 681

CASH, at beginning of period                               2,125            7,020                 -                   -
                                                   -------------    -------------     -------------      --------------

CASH, at end of period                             $         681    $       2,125     $       7,020      $          681
                                                   =============    =============     =============      ==============

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING
   ACTIVITY:
   Expense accrued for offering costs              $           -    $      18,419     $      11,144      $       29,563
                                                   =============    =============     =============      ==============



              See accompanying notes to these financial statements.

                               WENTWORTH III, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

           (The period subsequent to December 31, 2002 is unaudited.)


1. ORGANIZATION AND OPERATIONS AND GOING CONCERN:

        Wentworth III, Inc. (the "Company") was incorporated in the State of Delaware on March 7, 2001 for the purpose of raising capital that is intended to be used in connection with a merger, acquisition or other business combination with an operating business. On October 9, 2001, the Company issued 150,000 shares of $.01 par value common stock for $.05 per share, a total of $7,500. During 2001, the Company filed a registration statement on Form SB-2, under SEC Rule 419, which was declared effective by the Securities and Exchange Commission on August 6, 2002. Under this registration statement on November 4, 2002, the Company sold 50,000 shares of $.01 par value common stock in a public offering for $1.00 per share for gross proceeds of $50,000. The Company incurred $29,563 in expenses of the offering.

        The Company is currently in the development stage. All activities of the Company to date relate to its formation, its public offering and subsequent public filings and to finding an acquisition target with which to consummate a business combination.

        The proceeds of the initial public offering as well as the related securities purchased have been placed in an escrow account where they will remain until the consummation of any business combination as required by the Securities and Exchange Commission Rule 419. The Company may withdraw only 10% of the funds as working capital in order to seek acquisition opportunities or for other corporate purposes. The remaining $45,000 has been shown as cash in escrow in the accompanying balance sheet.

        At the time the Company seeks stockholder approval of any potential merger, acquisition or other business combination, the Company will offer each of the initial investors the right, for a specific period of time, to reconfirm their investments and remain investors or, alternatively, to require the return of their funds, including interest if any, from the escrow account. Any investor not making a decision within the specific time period will automatically have their funds returned plus interest. The Company cannot consummate any business combination unless at least 2/3 of investors in the IPO reconfirm their investments.

        As a result of limited resources, the Company will, in all likelihood, have the ability to effect only a single business combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Furthermore, there is no assurance that the Company will be able to successfully execute a business combination. If the Company does not complete a merger, acquisition or other business combination meeting specified criteria within 18 months of the date of the initial public offering, the Company will return the $45,000 of funds in the escrow account, plus interest, if any.

                               WENTWORTH III, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

           (The period subsequent to December 31, 2002 is unaudited.)

        The financial instruments, which potentially subject the Company to concentration of credit risk, consist of cash. The Company maintains cash in an account with a financial institution in an amount which, at times, may be in excess of the FDIC insured limit. The Company has not experienced any losses on such account and does not believe it is exposed to any significant risk with respect to cash.


        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates by management. Actual results could differ from these estimates.

        The Company does not believe that any recently issued but not-yet-effective accounting standards will have a material effect on the Company's financial position, results of operations or cash flows.


2. GOING CONCERN:

        The Company has no revenue to date and has incurred operating losses of $25,255 since inception. Since inception, the Company has been dependent upon the receipt of capital investment or other financing to fund its continuing activities. The Company has not identified any business combination and therefore, cannot ascertain with any degree of certainty the capital requirements for any particular transaction. In addition, the Company is dependent upon certain related parties to provide continued funding and capital resources. The accompanying financial statements have been presented on the basis of the continuation of the Company as a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


        Deferred Offering Costs - Deferred offering costs, which were being incurred in anticipation of the Company filing a Rule 419 registration statement, were deferred until the sale of common shares. On November 4, 2002, when the offering closed, these costs were charged to additional paid in capital.

        Income Taxes - The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The tax provision shown on the accompanying statement of operations is zero since the deferred tax asset generated from the net operating loss is offset in its entirety by a valuation allowance. State minimum taxes are expensed as incurred.

                               WENTWORTH III, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

           (The period subsequent to December 31, 2002 is unaudited.)

        Cash and Cash Equivalents, and Restricted Cash - Cash and cash equivalents, if any, include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase. Restricted cash represents the proceeds of the Rule 419 common stock offering, which are limited as to their use pursuant to this Rule (see
        Note 1).

        Fair Value of Financial Instruments - Cash and current liabilities are recorded in the financial statements at cost, which approximates fair market value because of the short-term maturity of those instruments.

        Net Income (Loss) Per Share - Basic earnings per share (EPS) is calculated by dividing the income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The Company currently has no dilutive securities and as such, basic and diluted earnings per share are the same for all periods presented.

        Comprehensive Income (Loss) - Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. During the year ended December 31, 2002 and for the period from March 7, 2001 (inception) to December 31, 2001, the Company's comprehensive loss was the same as its net loss.

        Interim Financial Information - The accompanying interim financial information as of March 31, 2003 and for the three months ended March 31, 2003 has been taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) necessary to fairly present the financial position as of March 31, 2003 and results of operations of the Company for the three months ended March 31, 2003 and the period from inception to March 31, 2003.

4. STOCKHOLDERS' EQUITY:

        The Company's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of stock. They are divided into 10,000,000 shares of preferred stock and 40,000,000 shares of common stock. At December 31, 2002, none of the preferred stock has been issued. However, such preferred shares may later be issued in such series with whatever preferences as may be determined by the Board of Directors.

                               WENTWORTH III, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

           (The period subsequent to December 31, 2002 is unaudited.)

5. INCOME TAXES:

        During the year ended December 31, 2002, the Company completed the sale of 50,000 shares of common stock at $1.00 in an initial public offering (IPO). Offering cost associated with IPO totaled $29,563. Prior to the IPO, the company sold 150,000 shares of common stock for $7,500 in a private placement. At December 31, 2002, 200,000 shares of the common stock have been issued. In addition, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a merger, acquisition or business combination. To the extent that additional shares of common stock are issued, dilution to the interest of the Company's current stockholders will occur.

        The Company has a net operating loss carryforward of approximately $20,000 available to offset taxable income through the years 2021 and 2022.

        The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating $7,371, against which the Company has recorded a full valuation allowance in recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived. The change in the valuation allowance for the period ended December 31, 2001 to December 31, 2002 is $6,922.


                                                      December 31, 2002
                                                     -------------------


            Start up costs                               $         123
            Net operating loss carryforwards                     7,248
            Valuation allowance                                 (7,371)
                                                         -------------

                                                         $           -
                                                         =============

                               WENTWORTH III, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

           (The period subsequent to December 31, 2002 is unaudited.)

        The difference between income taxes computed at the statutory federal rate of 34% and the provision for income taxes relates to the following:

                                                                  Percent of
                                                                Pretax Amount
                                                               -----------------


           Provision at federal statutory rate                       34%

           Increase in valuation allowance                           (34)
                                                                     ---

                                                                      0%


6. MERGER:

        On February 6, 2003, the Wentworth board of directors unanimously approved an agreement to merge with Whitco Company, LLP ("Whitco"), a privately held Texas-based manufacturer and marketer of steel outdoor lighting pole structures. Assuming all of the escrow holders elect to reconfirm their investment in us, we believe that the fair value of Whitco represents at least 80% of the offering proceeds of $50,000 realized from our offering. Whitco's management and board will assume significant majority control of the Company through a merger structure whereby Whitco will become a wholly-owned subsidiary of Wentworth. Wentworth will thereafter change its name to Catalyst Lighting Group.

        Keating Investments, LLC ("KI"), a registered broker-dealer, will receive an investment banking fee payable by Natural Golf Corporation in connection with the proposed transaction. Timothy J. Keating, the son of Kevin R. Keating, the Company's President, is the Managing Member of, and holds approximately an 87% interest in, KI. There is currently no signed agreement between KI and the Company. However, KI has been engaged by and is representing Whitco Company LLP as its investment banker. Given the limited cash resources of Wentworth III, management of the Company anticipates that any fees to be paid to KI will be paid either through the issuance of equity of Wentworth III or through the cash resources of Whitco Company LLP or a combination of both.

                          INDEPENDENT AUDITOR'S REPORT




To the Partners
Whitco Company, LLP
Hutchinson, Kansas


We have audited the accompanying balance sheet of Whitco Company, LLP as of September 30, 2002, and the related statements of income, partners' equity, and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Whitco Company, LLP as of September 30, 2002 and the results of its operations and its cash flows for the nine months then ended, in conformity with accounting principles generally accepted in the United States of America.





HEIN + ASSOCIATES LLP

Denver, Colorado
June 6, 2003

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Partners
WHITCO  COMPANY,  LLP

We have audited the accompanying statements of income, partners' equity and cash flows of Whitco Company, LLP for the year ended December 31, 2001. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statements referred to above present fairly, in all material respects, the results of operations and cash flows of Whitco Company, LLP for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



/s/ GRANT  THORNTON  LLP
GRANT  THORNTON  LLP


Wichita,  Kansas
June 12, 2003

                               WHITCO COMPANY, LLP

                                 BALANCE SHEETS


                                                                                      MARCH 31, 2003      SEPTEMBER 30,
                                                                                                               2002
                                                                                     -----------------   -----------------
                                                                                       (unaudited)
                                     ASSETS
CURRENT ASSETS:
    Trade receivables, less allowance for doubtful accounts of $58,192
         (unaudited) and $54,442                                                     $    2,014,824      $    2,280,109
    Inventories                                                                           1,313,644             852,033
    Prepaid expenses and other                                                               60,276              20,029
                                                                                     --------------      --------------
         Total current assets                                                             3,388,744           3,152,171

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $66,026 (unaudited)
    and $51,991                                                                             133,558             133,875

OTHER ASSETS:
    Goodwill, net of accumulated amortization of $330,151 (unaudited) and $330,151        2,971,362           2,971,362
    Other                                                                                    15,793              17,810
                                                                                     --------------      --------------

         Total other assets                                                               2,987,155           2,989,172
                                                                                     --------------      --------------

                                                                                     $    6,509,457      $    6,275,218
                                                                                     ==============      ==============

                        LIABILITIES AND PARTNERS' EQUITY

CURRENT LIABILITIES:
    Revolving note payable                                                           $    1,408,979      $    1,087,025
    Current maturities of long-term debt                                                    288,065             257,646
    Accounts payable                                                                      1,615,485           1,250,935
    Other accrued liabilities                                                               481,000             703,543
                                                                                     --------------      --------------

         Total current liabilities                                                        3,793,529           3,299,149
                                                                                     --------------      --------------

LONG-TERM DEBT, less current maturities:
    Related party                                                                            70,000             446,000
    Other                                                                                 1,344,106           1,392,571
                                                                                     --------------      --------------
         Total long-term debt                                                             1,414,106           1,838,571

PARTNERS' EQUITY                                                                          1,301,822           1,137,498
                                                                                     --------------      --------------

TOTAL LIABILITIES AND PARTNERS' EQUITY                                               $    6,509,457      $    6,275,218
                                                                                     ==============      ==============

              See accompanying notes to these financial statements.

                               WHITCO COMPANY, LLP

                              STATEMENTS OF INCOME


                                                                                     THREE        NINE
                                                    SIX MONTHS      SIX MONTHS       MONTHS      MONTHS             YEAR
                                                       ENDED          ENDED           ENDED       ENDED             ENDED
                                                     MARCH 31,      MARCH 31,     DEVEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
                                                       2003            2002           2002           2002            2001
                                                   -------------- --------------- -------------- --------------  --------------
                                                    (unaudited)    (unaudited)     (unaudited)

    SALES                                          $  6,574,408   $  6,093,056    $  3,282,406   $ 10,243,036    $ 11,784,438
    COST OF SALES                                     4,394,957      4,147,409       2,172,735      7,169,790       7,887,188
                                                   ------------   ------------    ------------   ------------    ------------

    GROSS MARGIN ON SALES                             2,179,451      1,945,647       1,109,671      3,073,246       3,897,250

    OTHER OPERATING COSTS AND EXPENSES:
        General, selling and administrative           2,242,950      1,647,891       1,104,146      2,700,835       3,053,662
        expenses
        Amortization of goodwill                              -         59,874               -              -         229,797
                                                   ------------   ------------    ------------   ------------    ------------

                                                      2,242,950      1,707,765       1,104,146      2,700,835       3,283,459
                                                   ------------   ------------    ------------   ------------    ------------

    INCOME (LOSS) FROM OPERATIONS                       (63,499)       237,882           5,525        372,411         613,791

    OTHER EXPENSE:
        Interest expense                                147,177        131,438          71,519        224,677         292,138
                                                   ------------   ------------    ------------   ------------    ------------

    NET INCOME (LOSS)                              $   (210,676)  $    106,444    $    (65,994)  $    147,734    $    321,653
                                                   ============   ============    ============   ============    ============

    PRO FORMA INCOME TAXES AND NET INCOME
        (LOSS): (unaudited)

    INCOME (LOSS) BEFORE PRO FORMA INCOME TAXES    $   (210,676)  $    106,444    $    (65,994)  $    147,734    $    321,653

    PRO FORMA INCOME TAXES                               75,484        (41,801)         22,838        (58,062)       (123,122)
                                                   ------------   ------------    ------------   ------------    ------------

    PRO FORMA NET INCOME (LOSS)                    $   (135,192)  $     64,643    $    (43,156)  $     89,672    $    198,531
                                                   ============   ============    ============   ============    ============




              See accompanying notes to these financial statements.

                               WHITCO COMPANY, LLP

                         STATEMENTS OF PARTNERS' EQUITY

                      For the Year Ended December 31, 2001,
                For the Nine Months Ended September 30, 2002, and
               For the Six Months Ended March 31, 2003 (Unaudited)



                                                                                PARTNERS'          RETAINED          PARTNERS'
                                                                UNITS         CONTRIBUTIONS        EARNINGS           EQUITY
                                                             -------------  -----------------  ----------------- ------------------
           BALANCE, January 1, 2001                               1,200     $     1,200,000    $       306,711   $     1,506,711

               Partners' distributions                                -                   -           (293,600)         (293,600)
               Net income                                             -                   -            321,653           321,653
                                                             ----------     ---------------    ---------------   ---------------

           BALANCE, December 31, 2001                             1,200           1,200,000            334,764         1,534,764

               Sale of partnership interest                         436             655,000                  -           655,000
               Redemption of partners' interest                    (800)         (1,200,000)                 -        (1,200,000)
               Net income                                             -                   -            147,734           147,734
                                                             ----------     ---------------    ---------------   ---------------

           BALANCE, September 30, 2002                              836             655,000            482,498         1,137,498

               Retirement of long term debt by conversion
                  to partnership interest (unaudited)                57             375,000                  -           375,000
               Net loss (unaudited)                                   -                   -           (210,676)         (210,676)
                                                             ----------     ---------------    ---------------   ---------------

           BALANCE, March 31, 2003 (unaudited)                      893     $     1,030,000    $       271,822   $     1,301,822
                                                             ==========     ===============    ===============   ===============



              See accompanying notes to these financial statements.

                               WHITCO COMPANY, LLP
                            STATEMENTS OF CASH FLOWS


                                                                                        SIX MONTHS         SIX MONTHS
                                                                                           ENDED              ENDED
                                                                                         MARCH 31,          MARCH 31,
                                                                                           2003               2002
                                                                                      ----------------   ----------------

                                                                                          (unaudited)      (unaudited)
     CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income (loss)                                                            $     (210,676)    $      106,444
         Adjustments to reconcile net income (loss) to net cash provided by (used
              in) operating activities:
                  Depreciation and amortization                                               16,052             70,237
                  Allowance for bad debt                                                           -                  -
                  Change in operating assets and liabilities:
                      Trade receivables                                                      265,285           (339,418)
                      Inventories                                                           (461,611)           382,430
                      Prepaid expenses and other                                             (38,230)            (3,889)
                      Accounts payable                                                       364,550           (205,666)
                      Other accrued liabilities                                             (197,560)            93,295
                                                                                      --------------     --------------
              Net cash provided by (used in) operating activities                           (262,190)           103,433
                                                                                      ---------------    --------------

     CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchase of property and equipment                                                  (13,718)           (18,626)
                                                                                      --------------     --------------
              Net cash used in investing activities                                          (13,718)           (18,626)
                                                                                      --------------     --------------

     CASH FLOWS FROM FINANCING ACTIVITIES:
         Net increase (decrease) in revolving note payable                                   321,954            (49,281)
         Proceeds from issuance of long-term debt                                                  -                  -
         Payments on short-term and long-term notes payable                                  (46,046)           (35,523)
         Sale of partnership interest                                                              -                  -
         Partners' distributions                                                                   -                  -
         Redemption of partners' interest                                                          -                  -
                                                                                      --------------     --------------
              Net cash provided by (used in) financing activities                            275,908            (84,804)
                                                                                      --------------     --------------


     NET CHANGE IN CASH                                                                            -                  3
     CASH, at beginning of period                                                                  -                 (3)
                                                                                      --------------     --------------
     CASH, at end of period                                                           $            -     $            -
                                                                                      ==============     ==============
     SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
         Cash paid during the year for:
              Interest                                                                $      147,177     $      131,438
                                                                                      ==============     ==============
     SCHEDULE OF NON-CASH FINANCING ACTIVITIES:
         Conversion of long-term debt to partnership interest                         $      375,000     $            -
                                                                                      ==============     ==============


                                                                                        NINE MONTHS
                                                                                           ENDED          YEAR ENDED
                                                                                       SEPTEMBER 30,     DECEMBER 31,
                                                                                           2002              2001
                                                                                      ----------------  ---------------


     CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income (loss)                                                            $     147,734     $     321,653
         Adjustments to reconcile net income (loss) to net cash provided by (used
              in) operating activities:
                  Depreciation and amortization                                              31,182           249,415
                  Allowance for bad debt                                                     32,406             9,048
                  Change in operating assets and liabilities:
                      Trade receivables                                                    (813,817)           (2,989)
                      Inventories                                                            34,068          (190,183)
                      Prepaid expenses and other                                             21,938           (14,849)
                      Accounts payable                                                      720,595          (219,257)
                      Other accrued liabilities                                             223,004           174,631
                                                                                      -------------     -------------
              Net cash provided by (used in) operating activities                           397,110           327,469
                                                                                      -------------     -------------

     CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchase of property and equipment                                                 (74,307)          (26,934)
                                                                                      -------------     -------------
              Net cash used in investing activities                                         (74,307)          (26,934)
                                                                                      -------------     -------------

     CASH FLOWS FROM FINANCING ACTIVITIES:
         Net increase (decrease) in revolving note payable                                  (99,276)          213,565
         Proceeds from issuance of long-term debt                                           546,000                 -
         Payments on short-term and long-term notes payable                                (224,527)         (228,644)
         Sale of partnership interest                                                       655,000                 -
         Partners' distributions                                                                  -          (293,600)
         Redemption of partners' interest                                                (1,200,000)                -
                                                                                      -------------     -------------
              Net cash provided by (used in) financing activities                          (322,803)         (308,679)
                                                                                      -------------     -------------


     NET CHANGE IN CASH                                                                           -            (8,144)
     CASH, at beginning of period                                                                 -             8,144
                                                                                      -------------     -------------
     CASH, at end of period                                                           $           -     $           -
                                                                                      =============     =============
     SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
         Cash paid during the year for:
              Interest                                                                $     240,692     $     290,089
                                                                                      =============     =============
     SCHEDULE OF NON-CASH FINANCING ACTIVITIES:
         Conversion of long-term debt to partnership interest                         $           -     $           -
                                                                                      =============     =============



              See accompanying notes to these financial statements.

                               WHITCO COMPANY, LLP

                               NOTES TO FINANCIAL
                      STATEMENTS (Information subsequent to
                        September 30, 2002 is unaudited.)


                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS

          (Information subsequent to September 30, 2002 is unaudited.)

SUMMARY OF ACCOUNTING POLICIES:

        Nature of Operations - Whitco Company, LLP (the Company) was formed as a Texas limited liability partnership on June 27, 2000. The Company, located in Fort Worth, Texas, sells sports and area lighting poles to distributors throughout the United States of America.

        Change in Year End - Effective January 1, 2002, the Company changed its year end from December 31 to September 30.

        Inventories - Inventories are stated at the lower of cost or market, determined under the first-in, first-out method.

        Property and Equipment - Property and equipment are stated at cost. Depreciation and amortization of property and equipment is provided using the modified straight-line method over the following estimated useful lives:

        Vehicles and office furniture and equipment 5 years

        Depreciation expense for the six months ended March 31, 2003 and 2002, for the nine months ended September 30, 2002 and for the year ended December 31, 2001 was $14,035, $10,363, $23,910 and $19,618,
        respectively. Maintenance, repairs and renewals which neither materially add to the value of property and equipment nor appreciably prolong its life are charged to operations as incurred. Gains or losses on disposals of property and equipment are included in income.

        Impairment of Long-Lived Assets - Management of the Company assesses impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If the net carrying value exceeds the net cash flows, then impairment will be recognized to reduce the carrying value to the estimated fair value.

        Goodwill - During fiscal 2001, the Company amortized goodwill using a fifteen-year life. Beginning January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 (SFAS 142) "Goodwill and Other Intangible Assets," and as a result ceased amortizing goodwill. The Company tests goodwill for impairment annually or on an interim basis if an event or circumstance occurs between the annual tests that may indicate impairment of goodwill. Impairment of goodwill will be recognized in operating results in the period it is identified. Had the Company recorded amortization expense during the six months ended March 31, 2003 and the nine months ended September 30, 2002, unaudited pro forma net income (loss) would have been approximately $(266,000) and $(82,000), respectively.

                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS

          (Information subsequent to September 30, 2002 is unaudited.)

        Income Taxes - The Company has been organized as a limited liability partnership. Accordingly, no provision for income taxes has been provided for in the financial statements since taxable income of the Company is required to be reported by the respective partners on their income tax returns. However, the Company has included unaudited estimated pro forma income taxes and the resulting pro forma net income
        (loss) in the statements of income. Pro forma income taxes (tax refund) were estimated using the effective Federal and state tax rates, as if the Company was a C-Corporation.

        Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. The Company grants credit to distributors of sports and area lighting poles located throughout the United States of America. Collateral is generally not required for the Company's trade receivables.

        Use of Estimates - In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        Cash Equivalents - For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. There were no cash equivalents at September 30, 2002 or March 31, 2003.

        Revenue Recognition - The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101), as amended by SAB 101A and 101B. SAB 101 requires that four basic criteria must be met before revenue can be recognized:
        (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured. Company product is made to customer or industry specifications at an agreed upon price as typically specified in the customer purchase order. Title passes to the customer at the point of shipment along with all the risks and rewards of ownership. Customers receive a one-year product warranty for defects in materials and workmanship providing repair or replacement or refund of purchase price. The Company provides an accrual as a reserve for potential warranty costs, which historically have not been significant.

        Stock-Based Compensation - The Company accounts for partnership interest-based compensation for employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for partnership options granted to employees is measured as the excess, if any, of the market price of the Company's partnership interest at the measurement date (generally, the date of grant) over the amount an employee must pay to acquire the partnership interest.

                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS

          (Information subsequent to September 30, 2002 is unaudited.)

        In October 1995, the Financial Accounting Standards Board issued a new statement titled Accounting for Stock-Based Compensation (SFAS No. 123). SFAS No. 123 requires that options, warrants, and similar instruments which are granted to non-employees for goods and services be recorded at fair value on the grant date. Fair value is generally determined under an option pricing model using the criteria set forth in SFAS No. 123. The Company did not adopt SFAS No. 123 to account for partnership interest-based compensation for employees but is subject to the pro forma disclosure requirements.

        Interim Financial Information - The accompanying interim financial information as of March 31, 2003 and for the periods ended March 31, 2003 and 2002 and December 31, 2002 has been taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) necessary to fairly present the financial position as of March 31, 2003 and results of operations of the Company for the periods ended March 31, 2002 and 2001 and December 31, 2002.

        Impact of Recently Issued Accounting Pronouncements - In July 2002, the FASB issued Statements of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS
        146). SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by SFAS 146 include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 is not expected to have a material effect on the Company's financial position or results of its operations.

        In August 2002, the FASB issued Statements of Financial Accounting Standards No. 147, Acquisitions of Certain Financial Institutions (SFAS
        147). SFAS 147 requires financial institutions to follow the guidance in SFAS 141 and SFAS 142 for business combinations and goodwill and intangible assets, as opposed to the previously applied accounting literature. This statement also amends SFAS 144 to include in its scope long-term customer relationship intangible assets of financial institutions. The provisions of SFAS 147 do not apply to the Company.

        In December 2002, the FASB issued Statements of Financial Accounting Standards No.148, Accounting for Stock-Based Compensation - Transition and Disclosure - An Amendment of FASB Statement 123 (SFAS 123). For entities that change their accounting for stock-based compensation from the intrinsic method to the fair value method under SFAS 123, the fair value method is to be applied prospectively to those awards granted after the beginning of the period of adoption (the prospective method). The amendment permits two additional transition methods for adoption of the fair value method. In addition to the prospective method, the entity can choose to either (i) restate all periods presented (retroactive restatement method) or (ii) recognize compensation cost from the beginning of the fiscal year of adoption as if the fair value method had been used to account for awards (modified prospective method). For fiscal years beginning December 15, 2003, the prospective method will no longer be allowed. The Company currently accounts for its stock-based compensation using the intrinsic value method as proscribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to

                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS

          (Information subsequent to September 30, 2002 is unaudited.)

        Employees and plans on continuing using this method to account for stock options, therefore, it does not intend to adopt the transition requirements as specified in SFAS 148. The Company has adopted the new SFAS 148 disclosure requirements of SFAS 148 in these financial statements.

        In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity ("FAS 150"). FAS 150 requires that three classes of freestanding financial statements that embody obligations for entities be classified as liabilities. Generally, FAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not believe the adoption of FAS 150 will have a material impact on its financial position or results of operations.



INVENTORIES:

        Inventories are comprised of the following:


                                                                              March 31,        September 30, 2002
                                                                                 2003
                                                                          -------------------  -------------------
                                                                             (unaudited)
              Raw materials                                               $       1,164,925    $       580,060
              Work in process                                                       103,679            271,973
              Finished goods                                                         45,040                  -
                                                                          -----------------    ---------------
                                                                          $       1,313,644    $       852,033
                                                                          =================    ===============


REVOLVING NOTE PAYABLE:

        The Company has a revolving credit agreement with a bank which bears interest at the bank's prime rate plus 1.50% (totaling 5.75% and 6.25% at March 31, 2003 and September 30, 2002) which enables the Company to borrow up to the lesser of $2,000,000 or the aggregate of 80% of eligible accounts receivable and 50% of eligible inventory as defined by the agreement. Borrowings outstanding on the revolving loan were $1,408,979 and $1,087,025 at March 31, 2003 and September 30, 2002,
        respectively.

        Borrowings under the revolving credit agreement are collateralized by essentially all assets of the Company including accounts receivable and inventory. The agreement requires the Company to maintain certain financial covenants which include tangible net worth, cash flow coverage and debt ratios as defined in the agreement. As of March 31, 2003, the Company was not in compliance with certain financial covenants, whereby enabling the lender to call the note on demand. The lender is aware of this non-compliance and the Company does not believe its lender will initiate any action which would be detrimental to the Company's liquidity situation. The agreement also limits the amount of additional third-party borrowings the Company can obtain and the amount of distributions the Company can pay partners. The agreement is subject to annual review by the lender who has the right to terminate or change any of the terms and conditions of the agreement.

                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS

          (Information subsequent to September 30, 2002 is unaudited.)




LONG-TERM DEBT:

        Long-term debt at year end consists of the following:



                                                                                       March 31, 2003     September 30,
                                                                                                              2002
                                                                                        ---------------   ----------------
                                                                                        (unaudited)
       Noninterest-bearing note payable to an individual, discounted at 6.3%
       (unamortized discount of $57,016 and $75,509 at March 31, 2003 and
       September 30, 2002), payable in annual installments of $217,851 (a).            $     596,794     $       578,043

       Noninterest-bearing note payable to an individual, discounted at 6.22%
       (unamortized discount of $16,834 and $20,207 at March 31, 2003 and
       September 30, 2002, respectively), payable in monthly installments of $7,375 (a)      185,377             222,175

       Note payable to an individual with indirect ownership in the partnership, note was assigned to a nonrelated limited partnership effective December
       27, 2001, principal due July 31, 2005, interest payable monthly at a
       fixed rate of 15% (b)                                                                 700,000             700,000

       Note payable to a family  member of a partner,  principal  due July 31, 2005,
       interest payable monthly at a fixed rate of 15% (b)                                         -              50,000

       Subordinated  note  payable  to a  partner,  due  April 30,  2004,  rate 15%,
       unsecured.                                                                                  -             250,000

       Subordinated  note  payable  to a  partner,  due  April 30,  2007,  rate 15%,
       unsecured.                                                                             20,000              20,000

       Subordinated  note  payable  to a  partner,  due  April 30,  2007,  rate 15%,
       unsecured.                                                                                  -              76,000

       Subordinated  note  payable  to a  partner,  due  April 30,  2007,  rate 15%,
       unsecured.                                                                             50,000              50,000

       Subordinated  note payable to an  individual,  due April 30, 2007,  rate 15%,
       unsecured.                                                                            150,000             150,000
                                                                                       -------------     ---------------
                                                                                           1,702,171           2,096,218
       Less current maturities                                                              (288,065)           (257,646)
                                                                                       -------------     ---------------
                                                                                       $   1,414,106     $     1,838,572
                                                                                       =============     ===============

                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS

          (Information subsequent to September 30, 2002 is unaudited.)

       (a) Notes are collateralized by all assets of the Company. The security interest in inventory and accounts receivable is subordinated to the revolving bank note and the security interest in all assets is subordinated to notes marked as (b).

       (b) Notes are collateralized by all assets of the Company but are subordinated to the revolving bank note.

        Aggregate annual maturities of long-term debt at September 30, 2002 are as follows:

                   2003                $       257,646
                   2004                        523,133
                   2005                      1,019,439
                   2006                              -
                   2007                        296,000
                                       ---------------

                                       $     2,096,218


        During the six months ended March 31, 2003 and 2002, the nine months ended September 30, 2002 and the year ended December 31, 2001, the Company had $24,000, $33,375, $27,875 and $0, respectively, of interest expense on notes due to related parties.

MAJOR CUSTOMERS, MAJOR SALES AGENCIES AND SIGNIFICANT CONCENTRATIONS:
--------------------------------------------------------------------

        During the nine months ended September 30, 2002 and the year ended December 31, 2001, one customer accounted for more than 10% of the Company's sales, totaling 14% and 14%, respectively. The Company grants lighting agencies the exclusive right to sell the Company's products in given geographical locations. During the nine months ended September 30, 2002, one agency accounted for more than 10% of the Company's sales, totaling 10%.

        During the nine months ended September 30, 2002 and the year ended December 31, 2001, 45% and 85% of the Company's material and assembly purchases of lighting poles were from two vendors. Although there are multiple vendors with which the Company could enter into agreements, the deterioration or cessation of either relationship could have a material adverse effect, at least temporarily, on the Company as it attempts to negotiate agreements with other manufactures of lighting poles. Accounts payable to these two vendors were $711,862 and $749,884 as of September 30, 2002 and March 31, 2003, respectively.

                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS

          (Information subsequent to September 30, 2002 is unaudited.)

PARTNERSHIP OPTIONS:

        Partnership Option Plans - In June 2000, the partners began issuing options for the purchase of partnership units to certain key employees. Approximately 241 units have been issued through March 31, 2003.

       Following is a summary of partnership option activity:



                                                                                                             Weighted
                                                               Employee                                       Average
                                                               Options                 Range of              Exercise
                                                             Outstanding           Exercise Prices             Price
                                                           -----------------  ---------------------------  --------------
                                                                                   Low           High
                                                           -----------------  ------------   ------------  --------------
       Balances, December 31, 2001                                  300       $    1,000     $   1,000     $     1,000
            Granted                                                 146            2,887         2,887           2,887
            Exercised                                                 -                -             -               -
            Terminated/Canceled                                    (240)           1,000         2,887           1,348
                                                           ------------       ----------     ---------     -----------

       Balances, September 30, 2002                                 206            1,000         2,887           1,931

           Granted (unaudited)                                       35            2,887         2,887           2,887
           Exercised (unaudited)                                      -                -             -               -
           Terminated/Canceled (unaudited)                            -                -             -               -
                                                           ------------       ----------     ---------     -----------

       Balances, March 31, 2003 (unaudited)                         241       $    1,000     $   2,887     $     2,070
                                                           ============       ==========     =========     ===========

       Vested options (unaudited)                                   118       $    1,000     $   2,887     $     1,216
                                                           ============       ==========     =========     ===========


        If not previously exercised, options expire as follows:

                                                                         Weighted
                                                                          Average
             Year Ending                             Number of           Exercise
             September 30,                             Shares              Price
             ------------
                                                 ------------------- ------------------
                  2011                                    127        $     1,327
                  2012                                     22              2,887
                  2013                                     92              2,887
                                                 ------------

                                                         241

                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS

          (Information subsequent to September 30, 2002 is unaudited.)

       Proforma Stock-Based Compensation Disclosures - SFAS No. 123 requires the Company to provide pro forma information regarding net income as if compensation costs for the Company's partnership option plans and other partnership interest awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each partnership award at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions:



                                                       March 31, 2003         September 30,         December 31,
                                                                                  2002                  2001
                                                      ------------------    ------------------    -----------------
                                                         (unaudited)

               Dividend yield                                0%                    0%                    0%
               Volatility                                    0%                    0%                    0%
               Risk free interest rate                      3.83%                 3.61%                4.55%
               Expected life                              10 years              10 years              10 years


       Under the accounting provisions of SFAS No. 123, there was no effect to the Company's net income for the nine months ended September 30, 2002 and the year ended December 31, 2001.

RELATED PARTY TRANSACTIONS:

        During the six months ended March 31, 2003 and 2002, the nine months ended September 30, 2002 and for the year ended December 31, 2001, the Company paid $30,000, $12,000, $24,000 and $24,000, respectively, for accounting and administrative services to an entity related through common ownership.

        During the six months ended March 31, 2003 and 2002, the nine months ended September 30, 2002 and the year ended December 31, 2001, the Company had sales of $235,823, $274,676, $266,580, and $679,527, respectively, to an entity whose principal owner is the brother of an employee of the Company. Accounts receivable from this related entity were $43,058 and $24,894 at March 31, 2003 and 2002, respectively.

        See Note 4 for other related party transactions.

                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS

          (Information subsequent to September 30, 2002 is unaudited.)

COMMITMENTS:

        The Company leases a facility and equipment under operating leases expiring at various dates through 2005.

        The future minimum payments required under these operating leases are as follows:

                   Year Ending
                   September 30,

                        2003        $       40,166
                        2004                 6,783
                        2005                 2,220
                                    --------------

                                    $       49,169


Rent expense for the six months ended March 31, 2003 and 2002, the nine months ended September 30, 2002 and the year ended December 31, 2001, was $20,811, $31,925, $39,364 and $55,525, respectively.

SUBSEQUENT EVENTS:

         Subsequent to December 31, 2002, the Company entered into an acquisition agreement with Wentworth III, Inc. Among other items, the acquisition is contingent upon shareholder/partner approval of the Company and Wentworth III. For financial statement purposes, the Company will be considered the acquiring company. For legal purposes, however, Wentworth III will remain the surviving entity, therefore, the combined entity will retain Wentworth III, Inc.'s capital structure and all the partnerships' units will be converted into common stock of Wentworth III, Inc.

                         PRO FORMA FINANCIAL INFORMATION

                                  INTRODUCTION




In February 2003, Whitco Company (WC) entered into a reverse acquisition agreement with Wentworth III, Inc. (Wentworth), a registered Blank Check company. On January 31, 2003, certain noteholders converted $375,000 of notes that were outstanding at December 31, 2002 into partnership units which are to be exchanged into Wentworth common stock. Wentworth's assets and liabilities were nominal at the date of the agreement. The transaction is to be accounted for as a reverse merger acquisition, which results in a recapitalization of WC in as much as it is deemed to be the acquiring entity for accounting purposes.

The accompanying unaudited pro forma combining, condensed balance sheet combines the balance sheet of WC as of March 31, 2003 with the balance sheet of Wentworth as of March 31, 2003.

The accompanying unaudited pro forma combining, condensed statements of operations combine the operations of WC and Wentworth for the six months ended March 31, 2003 and for the twelve months ended December 31, 2002, as if the acquisition and conversion of notes was completed as of the beginning of the periods presented under the purchase method of accounting.


These statements are not necessarily indicative of future operations or the actual results that would have occurred had the merger been consummated at the beginning of the periods indicated.

The unaudited pro forma combined, condensed financial statements should be read in conjunction with the historical financial statements and notes thereto, included elsewhere in this document.

                               WHITCO COMPANY, LLP
                               WENTWORTH III, INC.
                                    PRO FORMA
                       COMBINING, CONDENSED BALANCE SHEET
                                   (unaudited)

                                                         WHITCO         WENTWORTH
                                                      COMPANY, LLP      III, INC.
                                                        MARCH 31,       MARCH 31,
                                                          2003             2003
                                                      --------------   -------------
                                                                                            MERGER           PRO FORMA
                                                                                                             COMBINED
                                                      --------------   -------------     -------------    ----------------
                      ASSETS
CURRENT ASSETS:
   Cash                                               $           -    $     45,681      $         -      $      45,681
   Trade receivables                                      2,014,824               -                           2,014,824
   Inventory                                              1,313,644               -                -          1,313,644
   Prepaid expenses and other                                60,276               -                -             60,276
                                                      -------------    ------------      -----------      -------------
      Total current assets                                3,388,744          45,681                -          3,434,425

PROPERTY AND EQUIPMENT, net                                 133,558               -                -            133,558

OTHER ASSETS
    Goodwill                                              2,971,362               -                -          2,971,362
    Other                                                    15,793               -                -             15,793
                                                      -------------    ------------      -----------      -------------

TOTAL ASSETS                                          $   6,509,457    $     45,681      $         -      $   6,555,138
                                                      =============    ============      ===========      =============

                 LIABILITIES AND
               STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Revolving note payable                             $   1,408,979               -      $         -      $   1,408,979
   Current portion of notes payable                         260,065               -                -            260,065
   Other current liabilities                              2,124,485          42,999  (b)     165,000          2,332,484
                                                      -------------    ------------      -----------      -------------
      Total current liabilities                           3,793,529          42,999          165,000          4,001,528

LONG-TERM OBLIGATIONS, net of current portion             1,414,106               -                -          1,414,106
                                                      -------------    ------------      -----------      -------------

TOTAL LIABILITIES                                         5,207,635          42,999          165,000          5,415,634

STOCKHOLDERS' EQUITY:
   Common stock/partners' contribution                    1,030,000           2,000  (b)       2,000             33,914
                                                                                     (c)  (1,000,086)
   Additional paid-in capital                                     -          25,937  (b)     386,000          1,386,768
                                                                                     (c)     974,831
Retained earnings (accumulated deficit)                                              (b)    (388,000)
                                                                                     (b)    (165,000)
                                                            271,822         (25,255) (c)      25,255           (281,178)
                                                      -------------    -----------       -----------      -------------
      Total stockholders' equity                          1,301,822           2,682         (165,000)         1,139,504
                                                      -------------    ------------      -----------      -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $   6,509,457    $     45,681      $         -      $   6,555,138
                                                      =============    ============      ===========      =============

                               WHITCO COMPANY, LLP
                               WENTWORTH III, INC.

                                    PRO FORMA
                  COMBINING, CONDENSED STATEMENT OF OPERATIONS
                                   (unaudited)

                                                    WHITCO         WENTWORTH
                                                 COMPANY, LLP      III, INC.
                                                 FOR THE SIX      FOR THE SIX
                                                 MONTHS ENDED    MONTHS ENDED
                                                MARCH 31, 2003     MARCH 31,           PRO FORMA        PRO FORMA
                                                                     2003             ADJUSTMENTS       COMBINED
                                                ---------------  --------------      --------------- ----------------
NET SALES                                       $   6,574,408    $           -       $          -    $   6,574,408

COST OF SALES                                       4,394,957                -                  -       (4,394,957)
                                                -------------    -------------       ------------    -------------
GROSS PROFIT                                        2,179,451                -                  -        2,179,451

OPERATING EXPENSE                                   2,242,950           21,083                  -        2,264,033
                                                -------------    -------------       ------------    -------------
LOSS FROM OPERATIONS                                  (63,499)         (21,083)                 -          (84,582)

OTHER INCOME (EXPENSE)                               (147,177)               1   (a)       14,100
                                                                                 (b)     (388,000)
                                                                                 (b)     (165,000)        (686,076)
                                                -------------    -------------       ------------    -------------
NET INCOME (LOSS) BEFORE PRO FORMA INCOME
    TAXES                                            (210,676)         (21,082)          (538,900)        (770,658)
PRO FORMA INCOME TAXES                                 75,484            7,821            (87,905)          (4,600)
                                                -------------    -------------       ------------    -------------
NET  LOSS                                       $    (135,192)   $     (13,261)      $   (626,805)   $    (775,258)
                                                =============    =============       ============    =============
BASIC AND DILUTED NET LOSS PER SHARE                             $       (.07)       $          -    $        (.23)
                                                                 ============        ============    =============
COMMON STOCK OUTSTANDING                                               200,000   (d)    3,191,368        3,391,368
                                                                 =============       ============    =============


                               WHITCO COMPANY, LLP
                               WENTWORTH III, INC.

                                    PRO FORMA
                  COMBINING, CONDENSED STATEMENT OF OPERATIONS
                                   (unaudited)


                                                    WHITCO                          WHITCO
                                                 COMPANY, LLP       WHITCO       COMPANY, LLP
                                                 FOR THE NINE    COMPANY, LLP      FOR THE
                                                 MONTHS ENDED   FOR THE THREE   TWELVE MONTHS
                                                   SEPTEMBER     MONTHS ENDED       ENDED
                                                   30, 2002      DECEMBER 31,    DECEMBER 31,
                                                                     2002            2002
                                                 -------------- --------------- ---------------
NET SALES                                        $ 10,243,036   $   3,282,406   $  13,525,442
COST OF SALES                                       7,169,790       2,172,735       9,342,525
                                                 ------------   -------------   -------------
GROSS PROFIT                                        3,073,246       1,109,671       4,182,917
OPERATING EXPENSE                                   2,700,835       1,104,146       3,804,981
                                                 ------------   -------------   -------------
LOSS FROM OPERATIONS                                  372,411           5,525         377,936
OTHER INCOME (EXPENSE)                               (224,677)        (71,519)       (296,196)
                                                 ------------   -------------   -------------


NET INCOME (LOSS) BEFORE PRO FORMA INCOME
    TAXES                                             147,734         (65,994)         81,740
                                                 ------------   -------------   -------------
PRO FORMA INCOME TAXES                                (58,062)         22,838         (35,224)
                                                 ------------   -------------   -------------
NET INCOME (LOSS)                                $     89,672   $     (43,156)  $      46,516
                                                 ============   =============   =============
BASIC AND DILUTED NET LOSS PER SHARE

COMMON STOCK OUTSTANDING








                                                    WENTWORTH
                                                    III, INC.
                                                   FOR THE YEAR
                                                      ENDED
                                                   DECEMBER 31,        PRO FORMA           PRO FORMA
                                                       2002           ADJUSTMENTS           COMBINED
                                                - ---------------    ---------------     ---------------
NET SALES                                         $           -      $          -        $  13,525,442
COST OF SALES                                                 -                 -            9,342,525
                                                  -------------      ------------        ---------------
GROSS PROFIT                                                  -                 -            4,182,917
OPERATING EXPENSE                                        18,550                 -            3,823,531
                                                  -------------      ------------        ---------------
LOSS FROM OPERATIONS                                    (18,550)                -              359,386
OTHER INCOME (EXPENSE)                                       25    (a)     14,100             (835,071)
                                                                   (b)   (388,000)
                                                                   (b)   (165,000)
                                                  -------------      ------------        ---------------
NET INCOME (LOSS) BEFORE PRO FORMA INCOME
    TAXES                                               (18,525)         (538,900)            (475,665)
PRO FORMA INCOME TAXES                                    6,873            19,121               (9,230)
                                                  -------------      ------------        ---------------
NET INCOME (LOSS)                                 $     (11,652)     $   (519,779)       $    (484,915)
                                                  =============      ============        ===============
BASIC AND DILUTED NET LOSS PER SHARE              $           -      $          -        $        (.14)
                                                  =============      ============        ===============
COMMON STOCK OUTSTANDING                                200,000  (d)    3,191,368            3,391,368
                                                  =============      ============        ===============

                               WHITCO COMPANY, LLP
                               WENTWORTH III, INC.

          PRO FORMA NOTES TO COMBINING, CONDENSED FINANCIAL INFORMATION



(a) To reflect the reduction of the related interest expense totaling $14,100 and $14,100 for the six months ended March 31, 2003 and for the twelve months ended December 31, 2002, respectively, related to the conversion of $375,000 of notes payable in January, 2003.

(b) To reflect expenses related to the merger, which are primarily related to investment banker, legal and accounting fees. The Company estimates it will incur $553,000 of merger expenses. $165,000 will be paid in cash and the remainder in common stock valued at $388,000.

(c) To reflect the conversion of partnership units of WC to common stock of the Company and elimination of accumulated deficit of Wentworth III.

(d) To reflect the issuance of 3,191,368 shares in conjunction with the acquisition.

We have not authorized any dealer, salesperson or other person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful to do so. The information contained in this prospectus is current only as of its date.











Until May 20, 2003 (90 days from the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.





                                  50,000 Shares





                                  Wentworth III, Inc.




                                 ______ __, 2003

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

The following certificate of incorporation and statute provisions are the only charter and statute provisions, by-laws, contracts or other arrangements known to the registrant that insure or indemnify a controlling person, director or officer of the registrant in any manner against liability which he or she may incur in his or her capacity as such.

         Article SEVENTH of the registrant's certificate of Incorporation provides that:

No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director prior to such amendment.

         Section 145 of the Delaware General Corporation Law ("GCL"), provides that:

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Item 25.  Other Expenses of Issuance and Distribution.

Type of Expense                           Amount of Anticipated Expense
---------------                           -----------------------------
Legal fees.........................................      $   25,000.00*
Accounting fees....................................          10,000.00*
Printing costs.....................................             500.00*
Transfer agent fee.................................             250.00
Miscellaneous fees and expenses....................             250.00*
                                                           -------------
     Total expenses................................      $   36,000.00
                                                           =============
----------
* Estimated

Item 26.  Recent Sales of Unregistered Securities.

         On October 9, 2001, Kevin R. Keating, our President, Chief Financial Officer and a director, purchased 90,000 shares of common stock for $.05 per share, or an aggregate of $4,500. On the same day, Spencer I. Browne, our Secretary and a director, purchased 60,000 shares of common stock for $.05 per share, or an aggregate of $3,000. These securities were sold pursuant to an exemption from the securities laws pursuant to Section 4(2) of the Securities Act of 1933.

Item 27.  Exhibits and Financial Statement Schedules.

EXHIBITS

Item 27.

    **   3.1        Certificate of Incorporation
    **   3.2        By-Laws
    **   4.1        Specimen Certificate of Common Stock
    **   4.2        Escrow Agreement
    **   4.3        Form of Subscription Agreement
    **   5.1        Opinion of Willkie Farr & Gallagher
    **   10.1       Securities Exchange Agreement, dated as of February 12, 2003 by Wentworth III, Inc. and Whitco Company, L.L.P.
    **   10.2       Manufacturing Letter Agreement with Whip Industries, Inc.
    **   10.3       Form of Sales Agent Representative Agreement
     *   23.1       Consent of Hein & Associates LLP
     *   23.2       Consent of Hein & Associates LLP
     *   23.3       Consent of Grant Thornton LLP
     *   23.4       Consent of Goldstein Golub Kessler LLP
   --------------------------
   * Filed with this amendment
  ** Previously filed.

Item 28.          Undertakings.

         The registrant hereby undertakes:

(1) To file, during any period in which if offers or sells securities, a post-effective amendment to this registration statement to:

              (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (c) include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Act, to treat each post-effective amendment, including those that contain a form of prospectus, as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering of those securities.

(3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


(4) To, if registering securities under Rule 415 of the Securities Act of 1933, as amended, file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of such offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado on June 11, 2003.

                                          Wentworth III, Inc.



                                          By: /s/ Kevin R. Keating
                                          --------------------------------------
                                                  Kevin R. Keating, President,
                                                     Principal Executive Officer
                                                     and Controller



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:



    Signature                       Title                                                        Date

/s/ Kevin R. Keating                President, Chief Financial Officer, Principal Executive      June 11, 2003
--------------------                Officer and Controller, Director
    Kevin R. Keating


/s/ Spencer I. Browne               Secretary, Director                                          June 11, 2003
--------------------
    Spencer I. Browne



                                  EXHIBIT INDEX

              Exhibit
              Number       Description

    **   3.1          Certificate of Incorporation
    **   3.2          By-Laws
    **   4.1          Specimen Certificate of Common Stock
    **   4.2          Escrow Agreement
    **   4.3          Form of Subscription Agreement
    **   5.1          Opinion of Willkie Farr & Gallagher
    **   10.1         Securities Exchange Agreement, dated as of February 12,
                      2003 by Wentworth III, Inc. and Whitco Company, L.L.P.
    **   10.2         Manufacturing Letter Agreement with Whip Industries, Inc.
    **   10.3         Form of Sales Agent Representative Agreement
     *   23.1         Consent of Hein & Associates LLP
     *   23.2         Consent of Hein & Associates LLP
     *   23.3         Consent of Grant Thornton LLP
     *   23.4         Consent of Goldstein Golub Kessler LLP
   --------------------------
  * Filed with this amendment
 ** Previously filed